UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant [  ]

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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material pursuant to Rule 14a-12

SMARTSTOP SELF STORAGE, INC.

(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SMARTSTOP SELF STORAGE, INC.

111 Corporate Drive, Suite 120

Ladera Ranch, California 92694

PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held November 10, 2014

To the Stockholders of SmartStop Self Storage, Inc.:

I am pleased to invite you to the annual meeting of stockholders of SmartStop Self Storage, Inc. (formerly Strategic Storage Trust, Inc.). The annual meeting will be held on November 10, 2014 at 10:30 A.M. (EST), at the Waldorf Astoria New York, 301 Park Avenue, New York, New York 10022, for the following purposes:

1.	to elect three directors, each for a term of one year;
2.	to approve the following proposals to amend our charter:
A.	removal of certain limitations required by the North American Securities Administrators Association;
B.	revisions to enable the declaration and payment of a dividend of one class of stock to the holders of another class of stock;
C.	removal of certain provisions regarding the Maryland Business Combination Act and the Maryland Control Share Acquisition Act; and
D.	revisions to enable the transfer of shares to prevent the possibility of a continuing violation of the ownership restrictions for REIT qualification.
3.	to ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for the year ending December 31, 2014; and
4.	to permit our board of directors to adjourn the annual meeting, if necessary, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes for the proposals.

Our board of directors has fixed September 4, 2014 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournment thereof. Only record holders of common stock at the close of business on the record date are entitled to notice of and to vote at the annual meeting.

For further information regarding the matters to be acted upon at the annual meeting, I urge you to carefully read the accompanying proxy statement. If you have questions about these proposals or would like additional copies of the proxy statement, please contact Paula Mathews, our Executive Vice President and Assistant Secretary, via mail at 111 Corporate Drive, Suite 120, Ladera Ranch, California 92694 or via telephone at (877) 327-3485.

Whether you own a few or many shares and whether you plan to attend in person or not, it is important that your shares be voted on matters that come before the annual meeting. None of our stockholders own more than 10% of our outstanding shares, so every stockholder’s vote is important to us. To make voting easier for you, you may vote your shares by proxy in one of three ways: (1) by marking your votes on the enclosed proxy card, signing and dating it, and mailing it in the envelope provided; (2) by completing a proxy card at www.2voteproxy.com/sstop; or (3) by telephone at 1-800-830-3542. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the recommendations of our board of directors.

You are cordially invited to attend the annual meeting. Your vote is very important. Please vote by proxy using one of the three prescribed methods.

By Order of the Board of Directors,

/s/ H. Michael Schwartz

H. Michael Schwartz

Chairman of the Board of Directors,

President and Chief Executive Officer

Ladera Ranch, California

September [    ], 2014

SMARTSTOP SELF STORAGE, INC.

111 Corporate Drive, Suite 120

Ladera Ranch, California 92694

PROXY STATEMENT

Introduction

The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the board of directors of SmartStop Self Storage, Inc. (formerly Strategic Storage Trust, Inc., which we refer to in this proxy statement as the “Company”) for use at an annual meeting of our stockholders and at any adjournment or postponement thereof. References in this proxy statement to “we,” “us,” “our” or like terms also refer to the Company. The mailing address of our principal executive offices is 111 Corporate Drive, Suite 120, Ladera Ranch, California 92694. We expect to mail this proxy statement and the accompanying proxy to our stockholders on or about September 16, 2014.

QUESTIONS AND ANSWERS

Q:	When and where will the annual meeting be held?

A:	Our 2014 annual meeting of stockholders will be held on November 10, 2014 at 10:30 A.M. (EST). The meeting will be held at the Waldorf Astoria New York, 301 Park Avenue, New York, New York 10022.

Q:	What is the purpose of the meeting?

A:	At the meeting, you will be asked to:

•	elect three directors for one-year terms expiring in 2015;

•	consider and vote upon the approval of the following proposals to amend our existing charter (the “Charter”):

•	removal of certain limitations required by the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association (the “NASAA REIT Guidelines”);

•	revisions to enable the declaration and payment of a dividend of one class of stock to the holders of another class of stock;

•	removal of certain provisions relating to the Maryland Business Combination Act and the Maryland Control Share Acquisition Act; and

•	revisions to enable the transfer of shares to prevent the possibility of a continuing violation of the ownership restrictions for REIT qualification;

•	ratify the appointment of CohnReznick LLP (“CohnReznick”) as our independent registered public accounting firm for the year ending December 31, 2014;

•	permit our board of directors to adjourn the annual meeting, if necessary, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes for the proposals; and

•	conduct such other business as may properly come before the annual meeting or any adjournment thereof.

Our board of directors is not aware of any matters that may be acted upon at the meeting other than the matters set forth in the first four bullet points listed above.

Q:	Who can vote at the meeting?

A:	Stockholders of record on September 4, 2014, or the record date, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they hold on that date. As of the record date, we had 57,327,071 shares of common stock issued, outstanding and eligible to vote.

Q:	How many votes do I have?

A:	Each outstanding share of common stock entitles its holder to cast one vote with respect to each matter to be voted upon at the annual meeting.

Q:	How can I vote?

A:	You may vote in person at the meeting or by proxy. Stockholders have the following three options for submitting their votes by proxy:

•	via mail, by completing, signing, dating and returning your proxy card in the enclosed envelope;

•	via the Internet at www.2voteproxy.com/sstop; or

•	via telephone at 1-800-830-3542.

Regardless of whether you plan to attend the annual meeting, we encourage you to vote by proxy in accordance with one of the methods described above. None of our stockholders own more than 10% of our outstanding shares, so every stockholder’s vote is important to us. If you vote by proxy, you may still attend the annual meeting and vote in person. If you do so, any previous votes that you submitted, whether by mail, the Internet or telephone, will be superseded by the vote that you cast at the annual meeting.

Q:	How will my proxy be voted?

A:	Shares represented by valid proxies will be voted in accordance with the directions given on the relevant proxy card. If a proxy card is signed and returned without any directions given, the individuals named on the card as proxy holders will vote in accordance with the recommendations of our board of directors as to: (1) the election of directors; (2) the following amendments to our Charter: (A) removal of certain limitations required by the NASAA REIT Guidelines; (B) revisions to enable the declaration and payment of a dividend of one class of stock to the holders of another class of stock; (C) removal of certain provisions relating to the Maryland Business Combination Act and the Maryland Control Share Acquisition Act; and (D) revisions to enable the transfer of shares to prevent the possibility of a continuing violation of the ownership restrictions for REIT qualification; (3) the ratification of the appointment of CohnReznick as our independent registered public accounting firm; and (4) the approval to adjourn the annual meeting to solicit additional proxies if necessary.

If other matters requiring the vote of our stockholders come before the meeting, it is the intention of the persons named in the proxy card to vote the proxies held by them in accordance with their best judgment in such matters.

Q:	What is the board of directors’ voting recommendation?

A:	Our board of directors recommends that you vote:

•	“FOR ALL” of the nominees to our board of directors;

•	“FOR” the amendments to our Charter to remove certain limitations required by the NASAA REIT Guidelines;

•	“FOR” the amendments to our Charter to make revisions to enable the declaration and payment of a dividend of one class of stock to the holders of another class of stock;

•	“FOR” the amendments to our Charter to remove certain provisions relating to the Maryland Business Combination Act and the Maryland Control Share Acquisition Act;

•	“FOR” the amendments to our Charter to make revisions to enable the transfer of shares to prevent the possibility of a continuing violation of the ownership restrictions for REIT qualification;

•	“FOR” the ratification of CohnReznick as our independent registered public accounting firm; and

•	“FOR” the approval of an adjournment of the annual meeting to solicit additional proxies if necessary.

Q:	Why are we seeking approval of proposals to amend and restate our Charter?

A:	Our board of directors has been and is continuing to explore various strategic alternatives ultimately designed to provide stockholder liquidity at some point in the future, including, but not limited to, a potential listing of our shares on a national securities exchange. Our board of directors recognized that certain potential liquidity events may be enhanced if we first became self-administered. For example, it is widely believed that our shares would be more highly valued by the market if we became self-administered and those individuals responsible for running our Company were our own employees rather than those of our external advisor. Also, we may be able to sell our Company for a higher price or attract institutional equity as a self-administered company if the purchaser desires our management team and employees, along with our assets.

On September 4, 2014, the Company and the Company’s operating partnership, SmartStop Self Storage Operating Partnership, L.P. (formerly known as Strategic Storage Operating Partnership, L.P.) (the “Operating Partnership”), entered into a series of transactions, agreements, and amendments to the Company’s existing agreements and arrangements (such agreements and amendments hereinafter referred to collectively as the “Self Administration and Investment Management Transaction”), with Strategic Storage Holdings, LLC (“SSH”), and the Company’s advisor, Strategic Storage Advisor, LLC (the “Former Advisor”), pursuant to which, effective as of August 31, 2014, the Company acquired the self storage advisory, asset management, property management and investment management businesses of SSH. SSH was the sole member of the Former Advisor and Strategic Storage Property Management, LLC (the “Property Manager”). The Former Advisor had been responsible for, among other things, managing the Company’s affairs on a day-to-day basis and identifying and making acquisitions and investments on the Company’s behalf. As a result of the Self Administration and Investment Management Transaction, the Company is now self-managed, succeeds to the advisory, asset management and property management arrangements with two additional REITs, and has the internal capability to originate, structure and manage additional investment products which would be sponsored by the Company.

We acquired substantially all of SSH’s operating assets in exchange for $18 million in cash and 773,395 limited partnership units in the Operating Partnership. As a result of the Self Administration and Investment Management Transaction, among other things, we:

•	now have a fully integrated operations team of approximately 300 self storage and other professionals focused on driving revenue, occupancy and customer satisfaction, including the entire management team responsible for our strong same-store revenue and net operating income growth;

•	will serve as the sponsor, advisor and property manager for Strategic Storage Trust II, Inc. (“SST2”) and Strategic Storage Growth Trust, Inc. (“SSGT”), which will generate new advisory and property management revenue streams and provide additional potential growth to our net income; we will also have the ability to provide third party property management solutions to other operators.

•	now own the “SmartStop®” brand, “Strategic Storage” brand and related trademarks and over 200 web domains including www.SmartStop.com.

Now we are proposing certain amendments to our Charter that will give our board of directors the flexibility to effectuate the potential liquidity strategies if and when the board of directors decides to do so.

Our Charter currently includes certain provisions required by the NASAA REIT Guidelines which apply to real estate investment trusts (“REITs”) with shares that are publicly registered with the SEC but are not listed on a national securities exchange. Our Charter was designed to be consistent with other non-traded REITs and to satisfy certain requirements imposed by state securities administrators in connection with our public “best efforts” offerings. We are no longer engaged in this type of public offering. We believe that the limitations included in our Charter which derive from the NASAA REIT Guidelines, at a minimum create interpretive questions resulting in uncertainty which could impair our ability to operate as we move forward. We believe that removing the NASAA-mandated provisions and otherwise amending our Charter consistent with Maryland law will result in a charter that is comparable to publicly traded REITs.

In addition, we are proposing certain other changes to our Charter, including making clear that we have the ability to issue stock dividends of one class of stock to holders of another class of stock, removing the applicability of the Maryland Business Combination Act and Maryland Control Share Act from our Charter and enabling the transfer of shares to prevent the possibility of a continuing violation of the ownership restrictions for REIT qualification.

Q:	If the proposals related to amending our Charter are approved, what will happen?

A:	If all of the proposals related to amending our Charter are approved, we will file the Third Articles of Amendment and Restatement, in the form attached hereto as Exhibit A to this proxy statement (the “Third Articles”), with the State Department of Assessments and Taxation of Maryland (“SDAT”), and the Third Articles will become effective upon acceptance for record by the SDAT.

If less than all of the proposals are approved, our Charter will be amended and restated to reflect only those amendments which have been approved by our stockholders.

Q:	Does the board of directors intend to also amend the bylaws?

A:	If the Third Articles are approved and take effect, our board of directors will amend our bylaws to eliminate inconsistencies resulting from the amendments to our Charter, and to make certain other changes to our bylaws.

Q:	What vote is required to approve each proposal?

A:	Election of Directors. Each director is elected by the affirmative vote of stockholders holding a majority of shares entitled to vote who are present in person or by proxy at the annual meeting, if a quorum is present. Votes are cast either in person or by proxy. There is no cumulative voting in the election of our directors. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

Amended and Restated Charter. Each proposal to amend our Charter is approved by the affirmative vote of a majority of shares of our common stock entitled to vote at the annual meeting, if a quorum is present. Votes are cast either in person or by proxy. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

Ratification of Appointment of Independent Accounting Firm. The appointment of CohnReznick as our independent registered public accounting firm is ratified by the affirmative vote of a majority of votes cast on the proposal at the annual meeting, if a quorum is present. Votes are cast either in person or by proxy. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote. In the event this matter is not ratified by our stockholders, the Audit Committee will reconsider whether or not to retain our independent registered public accounting firm at its next scheduled meeting.

Adjournment of Annual Meeting. Approval of the proposal to adjourn the annual meeting to solicit additional proxies if necessary requires the affirmative vote of the holders of a majority of votes cast on the proposal at the annual meeting, if a quorum is present. Votes are cast either in person or by proxy. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

Q:	What would be the consequences of a failure to approve the proposed amendments to our Charter?

A.	If the proposed amendments to our Charter are not approved, it will likely be more difficult to implement a liquidation strategy, including, but not limited to, a potential listing of our shares on a national securities exchange.

Q:	What constitutes a “quorum”?

A:	The presence at the annual meeting, in person or represented by proxy, of stockholders entitled to cast fifty percent (50%) of all the votes entitled to be cast at the meeting constitutes a quorum. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum; however, abstentions and broker non-votes will not be counted as votes cast.

Q:	How can I change my vote or revoke my proxy?

A:	You have the unconditional right to revoke your proxy at any time prior to the voting thereof by submitting a later-dated proxy (via mail, the Internet or telephone), by attending the annual meeting and voting in person or by written notice addressed to: SmartStop Self Storage, Inc., Attention: Paula Mathews, 111 Corporate Drive, Suite 120, Ladera Ranch, California 92694.

To be effective, a proxy revocation must be received by us at or prior to the annual meeting.

Q:	Who will bear the costs of soliciting votes for the meeting?

A:	We will bear the entire cost of the solicitation of proxies from our stockholders. We have retained Boston Financial Data Services, Inc. to assist us in connection with the solicitation of proxies for the annual meeting. Boston Financial Data Services, Inc. will be paid fees of approximately $95,000, plus out-of-pocket expenses, for its basic solicitation services, which include review of proxy materials, dissemination of broker search cards, distribution of proxy materials, solicitation of brokers, banks, and institutional holders, and delivery of executed proxies. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors and officers who will not receive any additional compensation for such solicitation activities. We also expect to incur approximately $13,000 in expenses related to printing of these proxy materials. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to our stockholders.

Q:	What if I receive only one set of proxy materials although there are multiple stockholders at my address?

A:	The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements, which allows us to send a single proxy statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of this proxy statement to a stockholder at a shared address to which a single copy was previously delivered. If you received a single copy of this proxy statement, but you would prefer to receive your own copy, you may direct requests for separate copies to SmartStop Self Storage, Inc., Attention: Paula Mathews, 111 Corporate Drive, Suite 120, Ladera Ranch, California 92694 or call us at (877) 327-3485. Also, if your household currently receives multiple copies of disclosure documents and you would like to receive just one set, please contact us at the same address and phone number.

Q:	How do I submit a stockholder proposal for next year’s annual meeting or proxy materials, and what is the deadline for submitting a proposal?

A:	In order for a stockholder proposal to be properly submitted for presentation at our 2015 annual meeting, we must receive written notice of the proposal at our executive offices during the period beginning on May 21, 2015 and ending June 16, 2015. If you wish to present a proposal for inclusion in the proxy materials for next year’s annual meeting, we must receive written notice of your proposal at our executive offices no later than June 16, 2015. However, as provided in our bylaws, in the event that the date of the date of mailing of the notice for the 2015 annual meeting is advanced by more than 30 days from the first anniversary of the date of mailing of the notice for this year’s annual meeting, notice for a stockholder proposal must be delivered not earlier than the 120th day prior to the date of mailing of the notice for the 2015 annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for the 2015 annual meeting or the 10th day following the day on which disclosure of the date of mailing of the notice for the 2015 annual meeting is first made. We believe it is likely that the date of the date of mailing of the notice for the 2015 annual meeting will be advanced by more than 30 days from the date of the mailing of this year’s notice (September 16, 2014), and therefore, we will likely include in one of our Forms 10-Q the date of mailing of the notice for the 2015 annual meeting prior to such mailing and as provided in our bylaws, stockholder proposals for the 2015 annual meeting will be due the 10th day following the day on which disclosure is first made in one of our Forms 10-Q of the date of mailing of the notice for the 2015 annual meeting. All proposals must contain the information specified in, and otherwise comply with, our bylaws. Proposals should be sent via registered, certified or express mail to: SmartStop Self Storage, Inc., Attention: Paula Mathews, 111 Corporate Drive, Suite 120, Ladera Ranch, California 92694. For additional information, see the “Stockholder Proposals” section in this proxy statement.

PROPOSALS ON WHICH YOU MAY VOTE

WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON OR NOT, WE URGE YOU TO HAVE YOUR VOTE RECORDED. STOCKHOLDERS MAY SUBMIT THEIR PROXIES VIA MAIL USING THE ENCLOSED PROXY CARD AND ENVELOPE, VIA THE INTERNET AT www.eproxyvote.com/sstop OR VIA TELEPHONE AT 1-866-977-7699.

YOUR VOTE IS VERY IMPORTANT AND YOUR IMMEDIATE RESPONSE WILL HELP AVOID POTENTIAL DELAYS AND MAY SAVE US SIGNIFICANT ADDITIONAL EXPENSES ASSOCIATED WITH SOLICITING STOCKHOLDER VOTES.

PROPOSAL 1

ELECTION OF DIRECTORS

At the annual meeting, you and the other stockholders will vote on the election of all three members of our board of directors. Each person elected will serve as a director until our 2015 annual meeting of stockholders and until his successor is elected and qualified. Our board of directors has nominated the following people for re-election as directors:

•	H. Michael Schwartz

•	Harold “Skip” Perry

•	Timothy S. Morris

Each of the nominees is a current member of our board of directors. Detailed information on each nominee is provided on pages 18-21.

If any nominee becomes unable or unwilling to stand for re-election, our board of directors may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee.

Vote Required

Each director is elected by the affirmative vote of stockholders holding a majority of shares entitled to vote who are present in person or by proxy at the annual meeting, if a quorum is present. Votes are cast either in person or by proxy. There is no cumulative voting in the election of our directors. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

Recommendation

Each of the three nominees for re-election as a director will be elected at the annual meeting if a quorum is present at the annual meeting and a majority of shares entitled to vote who are present in person or by proxy and at such meeting vote in favor of such director for re-election. A properly executed proxy marked “FOR ALL” will be considered a vote in favor of all nominees for re-election as director. A properly executed proxy marked “FOR ALL EXCEPT” will be considered a vote in favor of all nominees EXCEPT those nominees you specifically list in the space provided. A properly executed proxy marked “WITHHOLD ALL” will be considered a vote against all director nominees.

Our board of directors unanimously recommends a vote “FOR ALL” nominees listed for re-election as directors.

CERTAIN INFORMATION ABOUT MANAGEMENT

Board of Directors

General

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors is responsible for the management and control of our affairs. Our board of directors consists of H. Michael Schwartz, our Chief Executive Officer, President and Chairman of our board of directors, and two independent directors, Harold “Skip” Perry and Timothy S. Morris, each of whom have been nominated by our board of directors for re-election to serve until our 2015 annual meeting of stockholders or until his successor is elected and qualified. For more detailed information on our directors, see the “Executive Officers and Directors” section below. Our board of directors has formed the following three committees: the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee.

Leadership Structure

H. Michael Schwartz serves as the Chairman of our board of directors, as well as our President and Chief Executive Officer. Our board of directors periodically monitors the potential benefits and consequences of splitting the roles of Chairman and principal executive officer, but has determined that, as of the time of this filing, it is appropriate and in our best interest for such roles to remain vested in one person due to our current size, the size of our board of directors and the participation of our two independent directors in the oversight of our operations and strategy. Our board of directors does not have a lead independent director, as we believe that the current size of our board of directors permits both of our independent directors to actively participate in this oversight role. As we grow in size, our board of directors will continue to evaluate the appropriateness of splitting the roles of Chairman and principal executive officer and creating a lead independent director position.

Meetings of our Board of Directors

During 2013, our board of directors held 15 meetings, and each of our three directors attended all 15 meetings.

Director Independence

While our shares are not listed for trading on any national securities exchange, as required by our Charter, a majority of the members of our board of directors and each committee of our board of directors are “independent” as determined by our board of directors by applying the definition of “independent” adopted by the New York Stock Exchange (NYSE), consistent with the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts and applicable rules and regulations of the SEC. Our board of directors has determined that Messrs. Perry and Morris both meet the relevant definition of “independent.”

Stockholder Communications with Directors

We have established several means for stockholders to communicate concerns to our board of directors. If the concern relates to our financial statements, accounting practices or internal controls, the concerns should be submitted in writing to the Chairman of the Audit Committee of our board of directors in care of our Secretary at our headquarters address. If the concern relates to our governance practices, business ethics or corporate conduct, the concern should be submitted in writing to the Chairman of the Nominating and Corporate Governance Committee of our board of directors in care of our Secretary at our headquarters address. If a stockholder is uncertain as to which category his or her concern relates, he or she may communicate it to any one of the independent directors in care of our Secretary. All concerns submitted in care of our Secretary will be delivered to the appropriate independent director based upon our Secretary’s determination.

Though we have no formal policy on the matter, we encourage all of the members of our board of directors to attend our annual meeting of stockholders. All of our directors attended our 2013 annual meeting.

Risk Management Role

As part of its oversight role, our board of directors actively supervises the members of our management that are directly responsible for our day-to-day risk management, including our Chief Financial Officer and Treasurer. The board of directors’ risk management role has no impact on its leadership structure. The Audit Committee of our board of directors, which consists of our two independent directors, annually reviews with management our policies with respect to risk assessment and risk management, particularly in the areas of insurance, regulatory compliance, financial risk management, investments and due diligence, and capital flow.

Code of Ethics

Our board of directors adopted a Code of Ethics and Business Conduct on May 20, 2008 (the “Code of Ethics”), which contains general guidelines applicable to our executive officers, including our principal executive officer, principal financial officer and principal accounting officer, our directors and employees and officers of our Former Advisor and its affiliates who perform material functions for us. We adopted our Code of Ethics with the purpose of promoting the following: (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (2) full, fair, accurate, timely and understandable disclosure in reports and documents that we file with or submit to the SEC and in other public communications made by us; (3) compliance with applicable laws and governmental rules and regulations; (4) the prompt internal reporting of violations of the Code of Ethics to our Code of Ethics Compliance Officer; and (5) accountability for adherence to the Code of Ethics. A copy of the Code of Ethics is available on our website at www.strategicstoragetrust.com.

Audit Committee

General

Our board of directors adopted a charter for the Audit Committee on May 12, 2008 (the “Audit Committee Charter”), a copy of which was included in our 2012 proxy statement. The Audit Committee assists our board of directors by: (1) selecting an independent registered public accounting firm to audit our annual financial statements; (2) reviewing with the independent registered public accounting firm the plans and results of the audit engagement; (3) approving the audit and non-audit services provided by the independent registered public accounting firm; (4) reviewing the independence of the independent registered public accounting firm; and (5) considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Audit Committee Charter and in accordance with current laws, rules and regulations.

The members of the Audit Committee are our two independent directors, Harold “Skip” Perry and Timothy S. Morris, with Mr. Perry serving as Chairman of the Audit Committee. The Audit Committee held four meetings during 2013, and Messrs. Perry and Morris attended all four meetings.

Our board of directors has determined that Mr. Perry satisfies the requirements for an “audit committee financial expert” and has designated Mr. Perry as the Audit Committee financial expert in accordance with applicable SEC rules.

Nominating and Corporate Governance Committee

General

Our board of directors ratified the Nominating and Corporate Governance Committee’s adoption of its charter on May 20, 2008 (the “Nominating and Corporate Governance Committee Charter”), a copy of which was included in our 2012 proxy statement. The Nominating and Corporate Governance Committee’s primary focus is to assist our board of directors in fulfilling its responsibilities with respect to director nominations, corporate governance, board of directors and committee evaluations and conflict resolutions. The Nominating and Corporate Governance Committee assists our board of directors in this regard by: (1) identifying individuals qualified to serve on our board of directors, consistent with criteria approved by our board of directors, and recommending that our board of directors select a slate of director nominees for election by our stockholders at the annual meeting of our stockholders; (2) developing and implementing the process necessary to identify prospective members of our board of directors; (3) determining the advisability of retaining any search firm or consultant to assist in the identification and evaluation of candidates for membership on our board of directors; (4) overseeing an annual evaluation of our board of directors, each of the committees of our board of directors and management; (5) developing and recommending to our board of directors a set of corporate governance principles and policies; (6) periodically reviewing our corporate governance principles and policies and suggesting improvements thereto to our board of directors; and (7) considering and acting on any conflicts-related matter required by our Charter or otherwise permitted by Maryland law where the exercise of independent judgment by any of our directors, who is not an independent director, could reasonably be compromised, including approval of any transaction involving our Former Advisor or its affiliates. The Nominating and Corporate Governance Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Nominating and Corporate Governance Committee Charter and in accordance with current laws, rules and regulations.

The members of the Nominating and Corporate Governance Committee are our two independent directors, Harold “Skip” Perry and Timothy S. Morris, with Mr. Morris serving as Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held 13 meetings during 2013, and Messrs. Perry and Morris attended all meetings.

Board of Directors Membership Criteria and Director Selection

The Nominating and Corporate Governance Committee annually reviews with our board of directors the appropriate experience, skills and characteristics required of our directors in the context of the current membership of our board of directors. This assessment includes, in the context of the perceived needs of our board of directors at the time, issues of knowledge, experience, judgment and skills such as an understanding of the real estate industry or brokerage industry or accounting or financial management expertise. Other considerations include the candidate’s independence from conflict with the Company and the ability of the candidate to attend board of directors meetings regularly and to devote an appropriate amount of effort in preparation for those meetings. It also is expected that independent directors nominated by our board of directors shall be individuals who possess a reputation and hold or have held positions or affiliations befitting a director of a publicly held company and are or have been actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional or academic community.

Though we do not have a formal policy regarding diversity with respect to identifying nominees and overall board composition, our Nominating and Corporate Governance Committee considers the impact of diverse backgrounds and experiences of potential nominees on the effectiveness and quality of our board of directors. As part of its annual review process discussed below, the Nominating and Corporate Governance Committee reviews its own effectiveness in recommending director nominees with diverse backgrounds and experiences relative to any perceived needs in the composition of our board of directors.

While our full board of directors remains responsible for selecting its own nominees and recommending them for election by our stockholders, our board of directors has delegated the screening process necessary to identify qualified candidates to the Nominating and Corporate Governance Committee, in consultation with our President. Pursuant to our Charter, however, the directors must nominate replacements for any vacancies among the director positions.

The Nominating and Corporate Governance Committee annually reviews director suitability and the continuing composition of our board of directors; it then recommends director nominees who are voted on by our full board of directors. In recommending director nominees to our board of directors, the Nominating and Corporate Governance Committee solicits candidate recommendations from its own members, other directors and management of the Company. The Committee will also consider suggestions made by stockholders and other interested persons for director nominees who meet the established director criteria. In order for a stockholder to make a nomination, the stockholder must satisfy the procedural requirements for such nomination as provided in the Company’s bylaws, which include, among other things, providing the nominee’s name, age, address, and ownership of the Company’s stock. Such nominations must also be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

In evaluating the persons nominated as potential directors, the Nominating and Corporate Governance Committee will consider each candidate without regard to the source of the recommendation and take into account those factors that the Nominating and Corporate Governance Committee determines are relevant.

With respect to the current nominees to our board of directors, whose backgrounds and experience are described in greater detail on pages 18-21, our Nominating and Corporate Governance Committee considered all of the factors set forth above in its determination to recommend them for nomination. In particular, our Nominating and Corporate Governance Committee considered H. Michael Schwartz’s active participation in the management of our operations and his experience in the self storage industry, Harold “Skip” Perry’s decades of experience in the financial and operational aspects of the real estate industry and the nearly 30 years of financial and management experience of Timothy S. Morris in determining to recommend each of them for nomination to our board of directors. In addition, the Nominating and Corporate Governance Committee considered these particular aspects of the backgrounds of Messrs. Perry and Morris relative to the needs of the committees of our board of directors in determining to recommend them for nomination.

Corporate Governance

Pursuant to the Nominating and Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee developed and recommended a set of formal, written guidelines for corporate governance, which were adopted by our full board of directors.

The Nominating and Corporate Governance Committee also, from time to time, reviews the governance structures and procedures of the Company and suggests improvements thereto to our full board of directors. Such improvements, if adopted by the full board of directors, shall be incorporated into the written guidelines.

Periodic Evaluations

The Nominating and Corporate Governance Committee conducts an annual evaluation of its own performance and oversees the annual evaluations of our board of directors, each of the other committees of our board of directors and management.

Conflicts of Interest

The Nominating and Corporate Governance Committee considers and acts upon any conflicts of interest-related matter required by our Charter or otherwise permitted by Maryland law where the exercise of independent judgment by any of our directors, who is not an independent director, could reasonably be compromised, including approval of any transaction involving our Former Advisor or its affiliates. Our independent directors must approve such transactions as fair and reasonable to us and on terms and conditions not less favorable than those available from unaffiliated third parties, based upon standards set forth in our Charter and Code of Ethics, as well as applicable laws, rules and regulations.

Conflicts of interest-related matters that the Nominating and Corporate Governance Committee (either on its own or designated as a “Special Committee”) has acted upon or expects to act upon include, but are not limited to, the following:

•	previous agreements with our Former Advisor and its affiliates, including the following significant agreements:

¡	the Third Amended and Restated Advisory Agreement with our Former Advisor and our Operating Partnership, dated March 28, 2014;

¡	the Second Amended and Restated Limited Partnership Agreement with our Operating Partnership and our Former Advisor dated March 28, 2014;

¡	property management agreements (“Property Management Agreements”) with our property manager, Strategic Storage Property Management, LLC (“Property Manager”);

¡	a dealer manager agreement (“Dealer Manager Agreement”) with our dealer manager, Select Capital Corporation (“Dealer Manager”), which was terminated on September 22, 2013;

¡	a Series A Cumulative Redeemable Preferred Unit Purchase Agreement with SS Growth Operating Partnership, L.P., Strategic Storage Growth Trust, Inc. and SSTI Preferred Investor, LLC, dated July 31, 2014;

¡	an Amendment No. 1 to the Second Amended and Restated Limited Partnership Agreement of SS Growth Operating Partnership, L.P. with SS Growth Operating Partnership, L.P., Strategic Storage Growth Trust, Inc. and SSTI Preferred Investor, LLC, dated July 31, 2014;

¡	a Registration Rights Agreement with SSH, Churchill TRI, LLC, Strategic Storage Advisor, LLC, USA Self Storage Advisor LLC, and USA SS REIT II Advisor, LLC dated September 4, 2014;

¡	the Contribution Agreement with SSH and our Operating Partnership dated September 4, 2014;

¡	the Termination of Advisory Agreement with our Operating Partnership and our Former Advisor dated September 4, 2014;

¡	the Limited Partner Interest Contribution Agreement with our Operating Partnership, USA Self Storage Operating Partnership, LP, USA SS REIT II Operating Partnership, L.P., our Former Advisor, USA Self Storage Advisor LLC, and USA SS REIT II Advisor, LLC dated September 4, 2014;

¡	the Third Amended and Restated Limited Partnership Agreement with our Operating Partnership dated September 4, 2014;

¡	the Severance Agreement with our Operating Partnership and H. Michael Schwartz dated September 4, 2014;

¡	the Severance Agreements with our Operating Partnership and each of Paula Mathews, Michael S. McClure, Wayne Johnson, Ken Morrison, and James L. Berg, dated September 4, 2014; and

¡	the Contribution Agreement with our Operating Partnership and Churchill TRI, LLC dated September 4, 2014.

•	property sales;

•	property acquisitions; and

•	other transactions with affiliates.

Compensation Committee

General

The Compensation Committee’s primary focus is to assist our board of directors in fulfilling its responsibilities with respect to officer and director compensation. The Compensation Committee assists our board of directors in this regard when necessary by: (1) reviewing and approving our corporate goals with respect to compensation of officers and directors; (2) recommending to our board of directors compensation for all non-employee directors, including board of directors and committee retainers, meeting fees and equity-based compensation; (3) administering and granting equity-based compensation to our employees and our Former Advisor, employees of our Former Advisor and affiliates based upon recommendations from our Former Advisor; and (4) setting the terms and conditions of such equity-based compensation in accordance with our Employee and Director Long-Term Incentive Plan (the “Plan”). The Compensation Committee fulfills these responsibilities in accordance with current laws, rules and regulations. Prior to the Self Administration and Investment Management Transaction, the Compensation Committee concluded that, because the Compensation Committee only needed to address issues related to director compensation while we were an externally advised REIT, a Compensation Committee charter was not necessary. Now that we are self-administered, the Compensation Committee will review the need for a charter and, if and when adopted, will disclose a copy of such charter to our stockholders pursuant to applicable SEC rules.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are our two independent directors, Harold “Skip” Perry and Timothy S. Morris, with Mr. Morris serving as Chairman of the Compensation Committee. The Compensation Committee held three meetings during 2013, and Messrs. Perry and Morris attended all three meetings.

No member of the Compensation Committee served as an officer, director or employee of any of our affiliates during 2013 or formerly served in such capacity.

Compensation Discussion and Analysis – Executive Compensation

We have no employment agreements with our executive officers and other key personnel of us, our Former Advisor and its affiliates. Through August 31, 2014, we did not compensate our executive officers, including H. Michael Schwartz, the Chairman of our board of directors and our President and Chief Executive Officer, for services rendered to us, and only our directors who were not employed by us or our affiliates, or by our Former Advisor or its affiliates, received compensation for their services to us. However, on September 4, 2014, we entered into a series of agreements and amendments to our existing agreements and arrangements with our Former Advisor and its affiliates to become self-administered. Following the Self Administration and Investment Management Transaction, effective August 31, 2014, we entered into severance agreements with our six executive officers and began to compensate them under arrangements approved by the Compensation Committee and board of directors. For more information regarding these agreements and arrangements, please see “Certain Relationships and Related Transactions.”

Prior to August 31, 2014, our executive officers were employed and compensated by SSH and its affiliates for their services to us. We paid these entities fees and reimbursed expenses pursuant to an advisory agreement. For the year ended December 31, 2013, these reimbursements to our Former Advisor included reimbursements of a portion of the salaries of our executive officers for time they spent on matters connected to our public offerings (collectively, the “Offering”) totaling approximately $130,000. Of this amount, $122,000 was attributed to H. Michael Schwartz, the Chairman of our board of directors and our President and Chief Executive Officer, $4,000 was attributed to Michael S. McClure, our Chief Financial Officer, $2,000 was attributed to Paula Mathews, our Executive Vice President and Assistant Secretary, and $2,000 was attributed to Ken Morrison, our, Senior Vice President — Property Management.

Effective August 31, 2014, we will now employ and compensate our executive officers. Our Compensation Committee, in consultation with FPL Associates, L.P., approved an executive compensation program designed to generally accomplish the following:

•	retain and motivate key contributors to the Company’s profitability and growth;

•	align employee and stockholder interests; and

•	foster an ownership mentality among the program participants.

The executive compensation program contains a base salary, short-term incentive program (cash bonus based on annual goals), and long-term incentive program (equity award based on a target percentage of base salary subject to multi-year vesting conditions).

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis – Executive Compensation be included in this proxy statement.

Timothy S. Morris (Chairman)

Harold “Skip” Perry

September 4, 2014

The preceding Compensation Committee Report to stockholders is not “soliciting material” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Director Compensation

Summary

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation	All Other Compensation (1)	Total
H. Michael Schwartz	$–	$–	$–	$–	$–	$–	$–
Harold “Skip” Perry	$58,500	$13,488	$–	$–	$–	$7,174	$79,162
Timothy S. Morris	$58,500	$13,488	$–	$–	$–	$7,136	$79,124

(1)	All other compensation includes the value of shares received by each independent director pursuant to the Company’s distribution reinvestment plan.

As noted above, the Compensation Committee assists our board of directors in fulfilling its responsibilities with respect to employee, officer and director compensation. Prior to the Self Administration and Investment Management Transaction, because we did not have any employees and our executive officers did not receive any compensation directly from us, these responsibilities were limited to setting director compensation and administering the Plan. Our non-director officers have no role in determining or recommending director compensation. Directors who are also officers of the Company do not receive any special or additional remuneration for services on our board of directors or any of its committees. Each non-employee independent director received compensation for services on our board of directors and its committees as provided below.

Terms of Director Compensation Prior to September 4, 2014

Cash Compensation to Directors

We paid each of our independent directors a retainer of $30,000 for the year ended December 31, 2013 plus $1,500 for each board of directors or committee meeting the independent director attended in person ($2,000 for attendance by the chairperson of a committee at each committee meeting in which the independent director is a chairperson) and $1,500 for each regularly scheduled meeting the independent director attended by telephone ($500 for special meetings conducted by telephone). In the event there were multiple meetings of our board of directors and one or more committees in a single day, the fees were limited to $3,000 per day.

All directors received reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors.

Employee and Director Long-Term Incentive Plan Awards to Independent Directors

Pursuant to the Plan, we issued 2,500 shares of restricted stock to each independent director on January 27, 2009, which vest ratably over a period of four years from the date such independent director was appointed to our board of directors (the “Initial Restricted Stock Awards”). We also issued additional awards of 1,250 shares of restricted stock to each independent director upon each of their re-elections to our board of directors, which vest ratably over a period of four years from the date of re-election (the “Annual Restricted Stock Awards”). Each independent director has received a total of 8,750 shares of restricted stock, 5,625 of which have vested to each independent director as of December 31, 2013. Both the Initial Restricted Stock Awards and the Annual Restricted Stock Awards are subject to a number of other conditions set forth in such awards.

The Plan was approved and adopted prior to the commencement of our initial public offering in order to (1) provide incentives to individuals who are granted awards because of their ability to improve our operations and increase profits; (2) encourage selected persons to accept or continue employment with us or with our Former Advisor or its affiliates that we deem important to our long-term success; and (3) increase the interest of our independent directors in our success through their participation in the growth in value of our stock. Pursuant to the Plan, we may issue options, stock appreciation rights, distribution equivalent rights and other equity-based awards, including, but not limited to, restricted stock.

The total number of shares of our common stock (or common stock equivalents) reserved for issuance under the Plan is equal to 10% of our outstanding shares of stock at any time, but not to exceed 10,000,000 shares. As of June 30, 2014, there were 5,685,278 shares remaining for issuance under the Plan. The term of the Plan is 10 years. Upon our earlier dissolution or liquidation, upon our reorganization, merger or consolidation with one or more corporations as a result of which we are not the surviving corporation, or upon sale of all or substantially all of our properties, the Plan will terminate, and provisions will be made for the assumption by the successor corporation of the awards granted or the replacement of the awards with similar awards with respect to the stock of the successor corporation, with appropriate adjustments as to the number and kind of shares and exercise prices. Alternatively, rather than providing for the assumption of awards, the Compensation Committee may either (1) shorten the period during which awards are exercisable, or (2) cancel an award upon payment to the participant of an amount in cash that the Compensation Committee determines is equivalent to the amount of the fair market value of the consideration that the participant would have received if the participant exercised the award immediately prior to the effective time of the transaction.

In the event that the Compensation Committee determines that any distribution, recapitalization, stock split, reorganization, merger, liquidation, dissolution or sale, transfer, exchange or other disposition of all or substantially all of our assets, or other similar corporate transaction or event, affects the stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an award, then the Compensation Committee shall, in such manner as it may deem equitable, adjust the number and kind of shares or the exercise price with respect to any award.

Terms of Director Compensation Effective as of September 4, 2014

On September 4, 2014, the Compensation Committee, upon recommendation from FPL Associates L.P., the compensation consultant to the Compensation Committee, approved changes to the compensation of the independent directors to make such compensation more comparable to self-managed publicly traded REITs. Each independent director will now receive an annual cash retainer of $50,000 and restricted stock valued at $65,000. In addition, the chairpersons of the following committees will receive the following annual retainers: $15,000 for the Audit Committee Chairperson; $12,500 for the Compensation Committee Chairperson; and $10,000 for the Nominating and Corporate Governance Committee Chairperson. The members (not the Chairpersons) of the following committees will receive the following annual retainers: $7,500 for the Audit Committee members; $6,250 for the Compensation Committee members; and $5,000 for the Nominating and Corporate Governance Committee members. Each independent director will receive $1,500 for each board meeting he attends in excess of the sixth board meeting held during the year and $1,500 for each committee meeting he attends in excess of the sixth committee meeting held during the year.

Executive Officers and Directors

Included below is certain information regarding our executive officers and directors. All of our directors, including our two independent directors, have been nominated for re-election at the 2014 annual meeting of stockholders. All of our executive officers serve at the pleasure of our board of directors.

Name	Age	Position(s)	Period with Company
H. Michael Schwartz	47	Chairman of the Board of Directors, Chief Executive Officer and President	8/2007 - present
Paula Mathews	62	Executive Vice President and Assistant Secretary	8/2007 - present
Michael S. McClure	51	Executive Vice President, Chief Financial Officer and Treasurer	1/2008 - present
Wayne Johnson	56	Senior Vice President — Acquisitions	8/2007 - present
Ken Morrison	47	Senior Vice President — Property Management	6/2013 - present
James L. Berg	61	Secretary	6/2011 - present
Harold “Skip” Perry	67	Independent Director	2/2008 - present
Timothy S. Morris	54	Independent Director	2/2008 - present

H. Michael Schwartz. Mr. Schwartz is the Chairman of our board of directors and our Chief Executive Officer and President, positions he also holds with Strategic Storage Trust II, Inc. and Strategic Storage Growth Trust, Inc. Mr. Schwartz has been an officer and director since our initial formation in August 2007. Mr. Schwartz previously owned 100% of Strategic Capital Markets Group, LLC, which owns a 15% non-voting equity interest in Select Capital Corporation, our former Dealer Manager. He was appointed President of Strategic Capital Holdings, LLC (our “Former Sponsor”) in July 2004 and was primarily responsible for the commercial office, retail and self storage programs. He also served as President of our Former Advisor since August 2007, and prior to that held the positions of Vice Chairman or Co-President of U.S. Advisor from July 2004 until April 2007. He has more than 22 years of real estate, securities and corporate financial management experience. His real estate experience includes international investment opportunities, including self storage acquisitions in Canada. From 2002 to 2004, Mr. Schwartz was the Managing Director of Private Structured Offerings for Triple Net Properties, LLC (now an indirect subsidiary of Grubb & Ellis Company). In addition, he served on the board of their affiliated broker-dealer, NNN Capital Corp. (now Grubb & Ellis Securities, Inc.). From 2000 to 2001, Mr. Schwartz was Chief Financial Officer for Futurist Entertainment, a diversified entertainment company. From 1995 to 2000, he was President and Chief Financial Officer of Spider Securities, Inc. (now Merriman Curhan Ford & Co.), a registered broker-dealer that developed one of the first online distribution outlets for fixed and variable annuity products. From 1990 to 1995, Mr. Schwartz served as the Vice President and Chief Financial Officer of Western Capital Financial (an affiliate of Spider Securities), and from 1994 to 1998 Mr. Schwartz was also President of Palladian Advisors, Inc. (an affiliate of Spider Securities). Mr. Schwartz holds a B.S. in Business Administration with an emphasis in Finance from the University of Southern California.

Paula Mathews. Ms. Mathews is our Assistant Secretary and an Executive Vice President. She also serves as Secretary and an Executive Vice President of Strategic Storage Trust II, Inc. and Strategic Storage Growth Trust, Inc. She has been an Executive Vice President since our initial formation in August 2007 and previously served as our Secretary from our initial formation until June 2011. Ms. Mathews was also Executive Vice President of our Former Advisor. Ms. Mathews joined our Former Sponsor in 2005 as Vice President — Commercial Operations. She is responsible for pre-acquisition due diligence and post-acquisition management and leasing of all commercial assets. Prior to joining our Former Sponsor, Ms. Mathews was a private consultant from 2003 to 2005 providing due diligence services on the acquisition and disposition of assets for real estate firms. Prior to that, Ms. Mathews held senior level executive positions with several pension investment advisors, including the following: a real estate company specializing in 1031 transactions from 2002 to 2003 where she was the Director of Operations; KBS Realty Advisors from 1995 to 2001 where she was responsible for the management of $600 million in “value added” commercial assets in seven states; TCW Realty Advisors (now CBRE Investors) from 1985 to 1992 as a Senior Vice President where her focus was retail assets within closed end equity funds; and PMRealty Advisors from 1983 to 1985 in a portfolio management role. She began her real estate career in 1977 with The Irvine Company, the largest land holder in Orange County, California, where she held several positions within the Commercial/Industrial Division structuring industrial build-to-suits, ground leases and land sales. Ms. Mathews holds a B.S. degree from the University of North Carolina, Chapel Hill.

Michael S. McClure. Mr. McClure is our Chief Financial Officer and Treasurer and an Executive Vice President, positions he also holds with Strategic Storage Trust II, Inc. and Strategic Storage Growth Trust, Inc. Mr. McClure has been our Chief Financial Officer and Treasurer since January 2008 and an Executive Vice President since June 2011. Mr. McClure was also the Chief Financial Officer of our Former Advisor. He joined our Former Advisor in January 2008. Mr. McClure is responsible for overseeing our budgeting, forecasting and financial management policies, along with directing all SEC and regulatory reporting. Prior to joining our Former Advisor, from 2004 to June 2007, Mr. McClure held various positions, including Vice President of Finance, at the North Inland Empire Division of Pulte Homes, Inc. At Pulte Homes, he was responsible for all finance, accounting, human resources and office administration functions. From 2002 to 2004, Mr. McClure was a Director in the Audit Business Advisory Services practice for PricewaterhouseCoopers. From 1985 to 2002, Mr. McClure was with Arthur Andersen LLP, holding various positions including Partner. In his 20 years of experience in the public accounting field, Mr. McClure had extensive experience in the real estate industry working with REITs, homebuilders and land development companies and worked on numerous registration statements and public offerings. He is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants. Mr. McClure holds a B.S.B.A. degree from California State University, Fullerton.

Wayne Johnson. Mr. Johnson is our Senior Vice President — Acquisitions, a position he also holds with Strategic Storage Trust II, Inc. and Strategic Storage Growth Trust, Inc. Mr. Johnson has been our Senior Vice President — Acquisitions since our initial formation in August 2007. Mr. Johnson was also Senior Vice President — Acquisitions for our Former Advisor. He joined our Former Sponsor in June 2006 to focus on self storage acquisitions. Prior to joining our Former Sponsor, from 2002 to June 2006, Mr. Johnson developed and managed LaPlaza Self Storage in McAllen, Texas and three American Home Self Storage facilities in Dallas, Texas and Carrollton, Texas. He has been involved in all aspects of commercial development and leasing, including office, office warehouse, retail and self storage facilities. Mr. Johnson previously developed, managed and operated 14 self storage facilities and other commercial properties over the past 23 years. His experience includes the development and management of various facilities representing in excess of one million square feet. Mr. Johnson previously served on the board and is the past President of the Texas Self Storage Association (TSSA), which is the trade organization for self storage development, ownership and management in Texas which has approximately 3,100 members consisting of storage owners, developers, operators and vendors throughout Texas. Mr. Johnson entered the commercial real estate business in 1979 after graduating from Southern Methodist University with a B.B.A. in Finance and Real Estate.

Ken Morrison. Mr. Morrison is our Senior Vice President — Property Management, a position he has held since June 2013. He was also the President of our property manager since December 2011. Mr. Morrison also serves as Senior Vice President – Property Management of Strategic Storage Trust II, Inc. and Strategic Storage Growth Trust, Inc. Mr. Morrison’s primary responsibility is to oversee management of our self storage properties, which includes managing the day-to-day activities at our self storage facilities, maintaining and upgrading the properties in our self storage portfolio, and overseeing the Internet and Self Storage Marketing departments of our sponsor. Prior to joining Strategic Storage Property Management, LLC, Mr. Morrison held several executive management positions with Public Storage from 1998 until November 2011, where he was responsible for the oversight of 300 self storage facilities in 11 states and supervised a staff of 37 district managers. Prior to joining Public Storage, Mr. Morrison spent eight years in management with Safeway. Mr. Morrison has completed coursework at both West Valley College in Saratoga, California and the Center for Creative Leadership in San Diego, California.

James L. Berg. Mr. Berg has been our Secretary since June 2011. He also serves as Assistant Secretary of Strategic Storage Trust II, Inc. and Strategic Storage Growth Trust, Inc. Mr. Berg became General Counsel of SSH, previously the sole member of our Former Advisor and our Property Manager, in April 2011. Mr. Berg has over 25 years of experience in general business, corporate, securities, venture capital and intellectual property law. From November 2004 to April 2011, he was General Counsel of U.S. Advisor, LLC. From March 2004 until November 2004, Mr. Berg was Senior Vice President and General Counsel of LoanCity.com, a wholesale mortgage lender based in San Jose, California. Prior to that, Mr. Berg was a partner in several laws firms in Oakland, California. Mr. Berg received a J.D. (magna cum laude) from the University of Michigan Law School in 1978 and a B.S. (with high distinction) from the University of Michigan Business School in 1975. He is a member of the State Bar of California, Business Law Section.

Harold “Skip” Perry. Mr. Perry has been one of our independent directors since February 2008 and is the Chairman of our Audit Committee of our board of directors and a member of the Nominating and Corporate Governance Committee and the Compensation Committee of our board of directors. Mr. Perry has over 35 years of financial accounting, management and consulting experience for domestic and international organizations in the real estate industry. He is currently the Executive Managing Director of Real Globe Advisors, LLC, a commercial real estate advisory firm which he founded. Mr. Perry also held the same position with Real Globe Advisors, LLC from July 2007 to June 2009 as well. From June 2009 to March 2011, he was the Managing Director of Alvarez & Marsal Real Estate Advisory Services. From 1995 to June 2007, Mr. Perry was a national partner in Ernst & Young LLP’s Transactional Real Estate Advisory Services Group and held a number of leadership positions within Ernst & Young. While at Ernst & Young, he handled complex acquisition and disposition due diligence matters for private equity funds and corporate clients, complex real estate portfolio optimization studies, and monetization strategies within the capital markets arena, including valuation of self storage facilities. Prior to 1995, Mr. Perry headed the Real Estate Consulting Practice of the Chicago office of Kenneth Leventhal & Co. Prior to his time with Kenneth Leventhal & Co., Mr. Perry was a senior principal with Pannell Kerr Forester, a national accounting and consulting firm specializing in the hospitality industry. Mr. Perry is a CPA and holds an MAI designation with the Appraisal Institute and a CRE designation with the Counselors of Real Estate. He graduated with a Bachelor of Arts in Russian and Economics from the University of Illinois, and has a Masters of Business Administration with a concentration in finance from Loyola University in Illinois.

Timothy S. Morris. Mr. Morris has been one of our independent directors since February 2008 and is the Chairman of the Nominating and Corporate Governance Committee and Compensation Committee of our board of directors and a member of our Audit Committee of our board of directors. Mr. Morris has more than 30 years of financial and management experience with several international organizations. In March 2014, Mr. Morris assumed a part-time executive position as Finance Director of Tomorrow’s Company, a London-based global think tank focusing on business leadership. In May 2008, Mr. Morris founded AMDG Worldwide Ltd., a consultancy business for the philanthropic sector. From June 2007 to April 2008, Mr. Morris was the Chief Financial Officer for Geneva Global, Inc., a philanthropic advisor and broker which invests funds into developing countries. Prior to joining Geneva Global, Inc., from 2002 to June 2007, Mr. Morris was the Director of Corporate Services for Care International UK Ltd. where he was responsible for the finance, internal audit, risk management, human resources, legal insurance and information technology functions during the financial turnaround period of that organization. From 2000 to 2002, Mr. Morris was the Controller for Royal Society Mencap, a learning disability charity. From 1996 to 1999, Mr. Morris was the head of global management reporting for Adidas Group AG in Germany and was later the International Controller for Taylor Made Golf Company, Inc., a subsidiary of Adidas Group AG. Prior to 1996, Mr. Morris held various management and senior finance roles within organizations such as the International Leisure Group, Halliburton/KBR and the Bank for International Settlements in Basel, Switzerland. Mr. Morris has his Bachelor of Science in Economics from Bristol University in the United Kingdom, his MBA from the Cranfield School of Management in the United Kingdom, and he is a Chartered Management Accountant (ACMA).

STOCK OWNERSHIP

Beneficial Ownership of the Company’s Stock

The following table sets forth, as of August 31, 2014, the amount of our common stock and units of limited partnership in our Operating Partnership beneficially owned by: (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock; (2) each of our directors; (3) each of our executive officers; and (4) our directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)		Percent of All Shares of Common Stock(3)	Number of Shares of Common Stock and Operating Partnership Units Beneficially Owned(2)		Percentage of All Shares of Common Stock and Operating Partnership Units(4)
H. Michael Schwartz, Chairman of the Board of Directors, President and Chief Executive Officer	119	(5)	*	1,856,267	(6)	3.1%
Paula Mathews, Executive Vice President and Assistant Secretary	—		*	—		**
Michael S. McClure, Executive Vice President, Chief Financial Officer and Treasurer	—		*	—		**
Wayne Johnson, Senior Vice President — Acquisitions	—		*	—		**
Ken Morrison, Senior Vice President — Property Management	—		*	—		**

James L. Berg, Secretary	11		*	11		**

Harold “Skip” Perry, Independent Director	9,388	(7)	*	9,388		**

Timothy S. Morris, Independent Director	9,332	(7)	*	9,332		**

Strategic Storage Holdings, LLC	—		*	773,395	(8)	1.3%

Churchill TRI, LLC	—		*	290,023	(9)	**

Strategic Storage Advisor, LLC	100		*	659,796	(10)	1.1%

USA Self Storage Advisor LLC	—		*	102,846	(11)	**

USA SS REIT II Advisor, LLC	—		*	30,188	(12)	**

All directors and executive officers as a group	18,950		*	1,874,979		3.1%

*	Represents less than 1% of our outstanding common stock as of August 31, 2014.
**	Represents less than 1% of our outstanding common stock and operating partnership units as of August 31, 2014

(1)	The address of each beneficial owner listed is 111 Corporate Drive, Suite 120, Ladera Ranch, California 92694.
(2)

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group that may be exercised within 60 days following August 31, 2014. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock show as beneficially owned by them.

(3)	Assumes a total of 57,327,071 shares of common stock outstanding as of August 31, 2014.
(4)	Assumes a total of 59,812,662 shares of our common stock and operating partnership units are outstanding as of August 31, 2014 comprising of 57,327,071 shares of common stock and 2,485,591 operating partnership units which may be exchanged for cash or, at our option, shares of common stock on a one-for-one basis beginning August 31, 2015.
(5)	Includes 100 shares owned by Strategic Storage Advisor, LLC, which is indirectly owned and controlled by Mr. Schwartz.
(6)	Includes 1,856,148 units of limited partnership owned by Strategic Storage Holdings, LLC, Churchill TRI, LLC, Strategic Storage Advisor, LLC, USA Self Storage Advisor LLC and USA SS REIT II Advisor, LLC. Mr. Schwartz is the manager or controlling beneficial owner of each of these entities. Mr. Schwartz disclaims beneficial ownership of these units, except to the extent of his pecuniary interest therein.
(7)	Each independent director was awarded 2,500 shares of restricted stock on January 27, 2009, which vested ratably over a period of four years from the date such independent director was appointed to our board of directors, and has been awarded 1,250 shares of restricted stock upon each of his re-elections to our board of directors, which vest ratably over a period of four years from the date of re-election. The amounts listed include all shares of restricted stock that have vested as of August 31, 2014 or will vest within 60 days of such date plus shares purchased by the independent directors pursuant to our distribution reinvestment plan.
(8)	Represents units of limited partnership in our Operating Partnership acquired by Strategic Storage Holdings, LLC in connection with the Self Administration and Investment Management Transaction described under “Certain Relationships and Related Transactions – Acquisition of Operational Assets of Strategic Storage Holdings and Other Transactions.”
(9)	Represents units of limited partnership in our Operating Partnership acquired by Churchill TRI, LLC in connection with the contribution of Churchill’s interest in SBOA TI Reinsurance Ltd. described under “Certain Relationships and Related Transactions – Acquisition of Operational Assets of Strategic Storage Holdings and Other Transactions.”
(10)	Includes 659,696 units of limited partnership in our Operating Partnership acquired by Strategic Storage Advisor, LLC in connection with the contribution of its special limited partner interest in the Operating Partnership described under “Certain Relationships and Related Transactions – Acquisition of Operational Assets of Strategic Storage Holdings and Other Transactions.”
(11)	Represents units of limited partnership in our Operating Partnership acquired by USA Self Storage Advisor LLC in connection with the contribution of its special limited partner interest in the Operating Partnership described under “Certain Relationships and Related Transactions – Acquisition of Operational Assets of Strategic Storage Holdings and Other Transactions.”
(12)	Represents units of limited partnership in our Operating Partnership acquired by USA SS REIT II Advisor, LLC in connection with the contribution of its special limited partner interest in the Operating Partnership described under “Certain Relationships and Related Transactions – Acquisition of Operational Assets of Strategic Storage Holdings and Other Transactions.”

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires each director, officer, and individual beneficially owning more than 10% of a registered security to file with the SEC, within specified time frames, initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5). These specified time frames require the reporting of changes in ownership within two business days of the transaction giving rise to the reporting obligation. Reporting persons are required to furnish us with copies of all Section 16(a) forms filed with the SEC. Based solely on a review of the copies of such forms furnished to us during and with respect to the fiscal year ended December 31, 2013 or written representations that no additional forms were required, to the best of our knowledge, all required Section 16(a) filings were timely and correctly made by reporting persons for 2013.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General

Certain of our executive officers and one of our directors hold ownership interests in and/or are officers of our Former Sponsor, our Former Advisor, our Property Manager, our Dealer Manager and other affiliated entities. As a result, these individuals owe fiduciary duties to these and other entities and their owners, which fiduciary duties can conflict with the duties that they owe to our stockholders and us. Their loyalties to these and other entities can result in actions or inactions that are detrimental to our business, which can harm the implementation of our investment objectives. Conflicts with our business and interests are most likely to arise from involvement in activities related to: (1) allocation of new investments and management time and services between us and the other entities; (2) our purchase of properties from, or sale of properties to, affiliated entities; (3) the timing and terms of the investment in or sale of an asset; (4) development of our properties by affiliates; (5) investments with affiliates of our Former Advisor; (6) compensation to our Former Advisor; and (7) our relationship with our Dealer Manager and Property Manager.

Until August 31, 2014, we were party to three types of agreements giving rise to material transactions between us and our affiliates, including our Advisory Agreement, our Property Management Agreements and our Dealer Manager Agreement. Our independent directors reviewed and approved the material transactions between us and our affiliates arising out of these agreements. Set forth below is a description of the relevant transactions with our affiliates, which we believed were executed on terms that were fair to the Company.

Advisory Agreement

From our inception through August 31, 2014, prior to completion of the Self Administration and Investment Management Transaction, Strategic Storage Advisor, LLC provided our day-to-day management. Our Former Advisor and its affiliates performed services for us in connection with the offer and sale of our shares and the selection, acquisition and management of our properties pursuant to our Advisory Agreement. Pursuant to the Advisory Agreement, our Former Advisor was required to devote sufficient resources to our administration to discharge its obligations.

Many of the services performed by our Former Advisor in managing our day-to-day activities are summarized below. Under the terms of the Advisory Agreement, our Former Advisor undertook to use its commercially reasonable best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, our Former Advisor, either directly or indirectly by engaging an affiliate, performed the following, among other duties and subject to the authority of our board of directors:

•	finding, evaluating, presenting and recommending to us investment opportunities consistent with our investment policies and objectives;

•	serving as our investment and financial advisor and providing research and economic and statistical data in connection with our assets and our investment policies;

•	acquiring properties and making investments on our behalf in compliance with our investment objectives and policies;

•	structuring and negotiating the terms and conditions of our real estate acquisitions, sales or joint ventures;

•	reviewing and analyzing each property’s operating and capital budget;

•	arranging, structuring and negotiating financing and refinancing of properties;

•	performing all operational functions for the maintenance and administration of our assets, including the servicing of mortgages;

•	consulting with our officers and board of directors and assisting the board of directors in formulating and implementing of our financial policies;

•	preparing and reviewing on our behalf, with the participation of one designated principal executive officer and principal financial officer, all reports and returns required by the SEC, IRS and other state or federal governmental agencies;

•	providing the daily management and performing and supervising the various administrative functions reasonably necessary for our management and operations; and

•	investigating, selecting, and, on our behalf, engaging and conducting business with such third parties as our Former Advisor deemed necessary to the proper performance of its obligations under the Advisory Agreement.

Organization and offering costs of our Offering were allowed to be paid by our Former Advisor on our behalf and were reimbursed to our Former Advisor from the proceeds of the Offering. Such amounts were not permitted to exceed (i) 3.5% of the gross offering proceeds raised by us in the terminated offering (excluding sales commissions and dealer manager fees), or (ii) 15% of the gross offering proceeds raised by us in the terminated offering (including sales commissions and dealer manager fees). If the organization and offering expenses exceeded such limits, within 60 days after the end of the month in which the offering terminated, our Former Advisor would have been required to reimburse us for any excess amounts. FINRA and many states also limited our total organization and offering expenses to 15% of gross offering proceeds. Organization and offering costs consisted of all expenses (other than sales commissions and the dealer manager fee) paid by us in connection with the Offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and other accountable offering expenses, including, but not limited to, (a) amounts to reimburse our Former Advisor for all marketing related costs and expenses such as salaries and direct expenses of employees of our Former Advisor and its affiliates in connection with registering and marketing our shares; (b) technology costs associated with the Offering; (c) our costs of conducting our training and education meetings; (d) our costs of attending retail seminars conducted by participating broker-dealers; and (e) payment or reimbursement of bona fide due diligence expenses. Subsequent to the termination of our Offering on September 22, 2013, we have determined that organization and offering costs did not exceed either the 3.5% limit in clause (i) above or the 15% limit in clause (ii) above.

Our Former Advisor received acquisition fees equal to 2.5% of the contract purchase price of each property we acquired plus reimbursement of any acquisition expenses the Former Advisor incurred. Our Former Advisor also received a monthly asset management fee equal to one-twelfth of 1.0% of the average of the aggregate asset value, as defined, of our assets, excluding those properties acquired through our mergers with Self Storage REIT, Inc. (now Self Storage REIT, LLC) (“REIT I”) and Self Storage REIT II, Inc. (now Self Storage REIT II, LLC) (“REIT II”), and the acquisitions of beneficial interests in USA Self Storage I, DST, Madison County Self Storage, DST, Southwest Colonial, DST, and SF Self Storage, DST acquisitions (such excluded properties collectively referred to as the “Excluded Assets”); provided, however, that if the average of the aggregate asset value, as defined, of our assets exceeded $500 million, the monthly asset management fee was reduced to one-twelfth of 0.75% of the average of the aggregate asset value, as defined, of those assets exceeding $500 million unless our modified funds from operations (as defined in the Advisory Agreement), including payment of the fee, was greater than 100% of our distributions in any month. The monthly asset management fees for the Excluded Assets were equal to 2.0% of the gross revenues from the properties and were paid to affiliates of our Former Sponsor. Under our Advisory Agreement, our Former Advisor received fees in an amount equal to up to one-half of the total real estate commission paid but in no event to exceed an amount equal to 3.0% of the contract sale price for each property we sold as long as our Former Advisor provided substantial assistance in connection with the sale. The total real estate commissions paid (including disposition fee paid to our Former Advisor) could not exceed the lesser of a competitive real estate commission or an amount equal to 6.0% of the contract sale price of the property and were subordinated to receipt of our stockholders of a 6% cumulative, non-compounded, annual return on such stockholders’ invested capital. There were no such disposition fees payable to our Former Advisor under the Advisory Agreement. Pursuant to the Second Amended and Restated Advisory Agreement, which was in place on December 31, 2013, our Former Advisor would have also been entitled to various subordinated distributions if we had (1) listed our shares of common stock on a national exchange, (2) terminated our Advisory Agreement, or (3) liquidated our portfolio, as described in the Advisory Agreement. There were no such fees payable to our Former Advisor under the Advisory Agreement.

Our Advisory Agreement provided for reimbursement of our Former Advisor’s direct and indirect costs of providing administrative and management services to us. Beginning October 1, 2009 (four fiscal quarters after the acquisition of our first real estate asset), our Former Advisor paid or reimbursed us the amount by which our aggregate annual operating expenses, as defined, exceeded the greater of 2% of our average invested assets or 25% of our net income, as defined, unless a majority of our independent directors determined that such excess expenses were justified based on unusual and non-recurring factors. For any fiscal quarter for which total operating expenses for the 12 months then ended exceeded the limitation, we disclosed this fact in our next quarterly report or within 60 days of the end of that quarter and sent a written disclosure of this fact to our stockholders. In each case the disclosure included an explanation of the factors that the independent directors considered in arriving at the conclusion that the excess expenses were justified. For the 12 months ended December 31, 2013, our aggregate annual operating expenses, as defined, did not exceed the thresholds described above.

On March 28, 2014, we entered into the Third Amended and Restated Advisory Agreement with our Former Advisor and our Operating Partnership, which amended and superseded the Advisory Agreement. Pursuant to the Third Amended and Restated Advisory Agreement, provisions related to various subordinated fees that would be due to our Former Advisor upon the occurrence of certain events were removed from such agreement and were then included in the Second Amended and Restated Limited Partnership Agreement of our Operating Partnership.

In connection with the Self Administration and Investment Management Transaction, more fully described below in the section titled “Acquisition of Operational Assets of Strategic Storage Holdings and Other Transactions” on pages 33-36 of this proxy statement, the Advisory Agreement was terminated.

Operating Partnership Agreement

On March 17, 2008, we entered into the First Amended and Restated Limited Partnership Agreement with our Operating Partnership. On March 28, 2014, we entered into the Second Amended and Restated Limited Partnership Agreement with our Operating Partnership and our Former Advisor, which amended and superseded the First Amended and Restated Limited Partnership Agreement, as amended. In addition, on March 28, 2014, REIT I and USA Self Storage Advisor LLC, the advisor to REIT I, entered into an amendment to the Agreement of Limited Partnership of USA Self Storage Operating Partnership, LP, and REIT II and USA SS REIT II Advisor, LLC, the advisor to REIT II, entered into an amendment to the Agreement of Limited Partnership of USA SS REIT II Operating Partnership, L.P. REIT I and REIT II are each wholly-owned by our Operating Partnership.

Pursuant to the Second Amended and Restated Limited Partnership Agreement, our Former Advisor and the advisors to REIT I and REIT II were each granted a special limited partnership interest in our Operating Partnership and were each a party to the Second Amended and Restated Limited Partnership Agreement. In addition, provisions related to various subordinated fees that would be due to our Former Advisor upon the occurrence of certain events were included in such agreement and are payable as distributions pursuant to our Former Advisor’s special limited partnership interest. After giving effect to the Second Amended and Restated Limited Partnership Agreement and the amendments to the REIT I OP Agreement and the REIT II OP Agreement, our Former Advisor and the advisors to REIT I and REIT II may have been entitled to receive various subordinated distributions, each of which are outlined further in the Second Amended and Restated Limited Partnership Agreement and the amendments to the REIT I OP Agreement and the REIT II OP Agreement, if we (1) listed our shares of common stock on a national exchange, (2) terminated our Advisory Agreement, (3) liquidated our portfolio, or (4) entered into an Extraordinary Transaction, as defined in such agreements. In the case of each of the foregoing distributions, our Former Advisor’s receipt of the distribution was subordinated to return of capital to our stockholders plus at least a 6% cumulative, non-compounded return, and our Former Advisor’s share of the distribution is 5%, 10%, or 15%, depending on the return level to our stockholders. The receipt of the distribution by the advisors to REIT I and REIT II was subordinated to return of capital to the original REIT I and REIT II stockholders plus at least a 7% cumulative, non-compounded return, and such advisors’ share of the distribution is 15%. In addition, our Former Advisor may have been entitled to a one-time cash distribution in the event that we (1) listed our shares of common stock on a national exchange, (2) liquidated our portfolio, or (3) entered into an Extraordinary Transaction resulting in a return to our stockholders in excess of an amount per share that would have been determined by our independent directors. Such one-time cash distribution would have been paid as part of the complete redemption of our Former Advisor’s special limited partnership interest in our Operating Partnership and would have been up to the aggregate amount of all unreturned and unreimbursed capital invested by our Former Advisor and its affiliates in us, our Operating Partnership, our Former Advisor and affiliates, relating in any way to our business or our Operating Partnership’s business or any offering.

In connection with the Self Administration and Investment Management Transaction, more fully described below in the section titled “Acquisition of Operational Assets of Strategic Storage Holdings and Other Transactions” on pages 33-36 of this proxy statement, we entered into a Third Amended and Restated Limited Partnership Agreement with our Operating Partnership and our Former Advisor, which amends and supersedes the Second Amended and Restated Limited Partnership Agreement. In addition, REIT I entered into Amendment No. 2 to the Agreement of Limited Partnership of REIT I Operating Partnership (the “REIT I OP Agreement Amendment”), and REIT II entered into Amendment No. 2 to the Agreement of Limited Partnership of REIT II Operating Partnership (the “REIT II OP Agreement Amendment”).

Property Management Agreements

From our inception through August 31, 2014, we were party to separate Property Management Agreements for each property and paid our Property Manager property management fees. The Property Management Agreements generally had one or three year terms and automatically renewed unless notice was given by either us or our Property Manager. Our Property Manager derived substantially all of its income from the property management services it performed for us. Effective August 31, 2014, we will no longer pay our Property Manager any property management fees.

Our Property Manager was responsible for hiring, directing and establishing policies for employees who had direct responsibility for the operations of each property we acquired, which included on-site managers and building and maintenance personnel. Certain employees of the Property Manager were employed on a part-time basis and were also employed by our Former Advisor or certain companies affiliated with it. Our Property Manager was also responsible for directing the purchase of equipment and supplies and supervising all maintenance activity.

Our Property Manager received a fee for its services in managing our properties, generally equal to 6% of the gross revenues from the properties plus reimbursement of the direct costs of managing the properties under our Property Management Agreements. In the event that our Property Manager assisted with the development or redevelopment of a property, we paid a separate market-based fee for such services.

On September 27, 2012, our board of directors approved revisions to our Property Management Agreements entered into with respect to properties acquired after that date. These revisions included increasing the term to three years, with automatic three-year extensions; revising the property owner’s obligation to reimburse the Property Manager for certain expenses; the addition of a construction management fee in an amount equal to 5% of the amount of construction or capital improvement work in excess of $10,000; the addition of a tenant insurance administrative fee; adding a nonsolicitation provision; and adding a provision regarding the Property Manager’s use of trademarks and other intellectual property owned by SSH.

Dealer Manager Agreement

Prior to August 31, 2014, our President, H. Michael Schwartz, previously owned a 15% beneficial non-voting equity interest in Select Capital Corporation, our former Dealer Manager. Effective, August 31, 2014, we now own 100% of the membership interests in Strategic Capital Markets Group, LLC, the entity that owns the 15% non-voting interest in Select Capital Corporation. Select Capital Corporation served as our Dealer Manager pursuant to our Dealer Manager Agreement. The Dealer Manager Agreement terminated upon the termination of our public offering. Our Dealer Manager provided wholesaling, sales promotional and marketing services to us in connection with our public offering. Specifically, our Dealer Manager ensured compliance with SEC rules and regulations and FINRA rules relating to the sale process and participating broker-dealer relationships, assisted in the assembling of prospectus kits, assisted in the due diligence process, and ensured proper handling of investment proceeds.

During the term of our Offering, our Dealer Manager received a sales commission of up to 7.0% of gross proceeds from sales in our primary offering and a dealer manager fee equal to up to 3.0% of gross proceeds from sales in our primary offering under the terms of our Dealer Manager Agreement. Our Dealer Manager entered into participating dealer agreements with certain other broker-dealers authorizing them to sell our shares. Upon sale of our shares by such broker-dealers, our Dealer Manager re-allowed all of the sales commissions paid in connection with sales made by these broker-dealers. Our Dealer Manager was also permitted to re-allow to these broker-dealers a portion of the 3.0% Dealer Manager fee as marketing fees, reimbursement of certain costs and expenses of attending training and education meetings sponsored by our Dealer Manager, payment of attendance fees required for employees of our Dealer Manager or other affiliates to attend retail seminars and public seminars sponsored by these broker-dealers, or to defray other distribution-related expenses. We paid an additional amount of gross offering proceeds for reimbursement of bona fide due diligence expenses; however, to the extent these due diligence expenses could be justified, any excess over actual due diligence expenses is considered underwriting compensation subject to a 10% FINRA limitation and, when aggregated with all other non-accountable expenses, may not exceed 3% of gross offering proceeds from sales in our primary offering.

Fees Paid to Affiliates

Pursuant to the terms of the agreements described above, the following summarizes the related party costs incurred for the years ended December 31, 2013, 2012, and 2011:

	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011
Expensed
Reimbursement of operating expenses (1)	$385,403	$33,476	$330,993
Asset management fees (2)	5,050,668	4,521,867	3,019,429
Property management fees (3)(4)	4,889,019	3,732,149	2,683,492
Acquisition expenses	1,869,974	2,415,200	5,706,838
Additional Paid-in Capital
Selling commissions	7,215,235	7,402,084	5,798,197
Dealer manager fee	3,092,243	3,172,322	2,484,942
Reimbursement of offering costs	344,055	487,235	555,839

Total	$22,846,597	$21,764,333	$20,579,730

(1)	During the years ended December 31, 2013, 2012 and 2011, our Former Advisor permanently waived certain reimbursable indirect costs, primarily payroll and related overhead costs, related to administrative and management services, totaling approximately $975,000, $960,000 and $740,000, respectively. Such amounts were waived permanently and accordingly, will not be paid to our Former Advisor. During the three month periods ended December 31, 2013 and March 31, 2011 our Former Advisor did not waive reimbursable indirect costs, and such reimbursable indirect costs totaled approximately $340,000 and $260,000, respectively, for such periods.

(2)	For the nine months ended September 30, 2013 our Former Advisor permanently waived asset management fees related to the Stockade Portfolio of approximately $525,000. During the three months ended December 31, 2013, such amounts were not waived and approximately $175,000 of such costs were recorded. During the year ended December 31, 2012, our Former Advisor permanently waived asset management fees related to the Stockade Portfolio and our Dufferin property totaling approximately $186,000 and $37,000, respectively. Such amounts were waived permanently and accordingly, will not be paid to our Former Advisor.

(3)	During the years ended December 31, 2013, 2012 and 2011, property management fees include approximately $27,000, $100,000 and $60,000, respectively, of fees paid to the sub-property manager of our Canadian properties. Such sub-property management agreement was terminated effective March 31, 2013 at a cost of approximately $28,000.

(4)	During the year ended December 31, 2013, our Property Manager permanently waived certain costs, reimbursements and fees, including construction management fees, tenant insurance administration fees, accounting administrative fees and expense reimbursements related to certain off-site property management employees. Such amounts totaled approximately $759,000, and were waived permanently and accordingly, will not be paid to our Property Manager.

As of December 31, 2013 and 2012, we had amounts due to affiliates totaling $1,741,518 and $2,282,344, respectively.

Tenant Reinsurance Program

Beginning in 2011 and continuing through August 31, 2014, our Chairman of the board of directors, Chief Executive Officer and President, through certain entities, participated in a tenant reinsurance program whereby tenants of our self storage facilities and tenants of other operators participating in the program can purchase insurance to cover damage or destruction to their property while stored at such facilities. Such entities have invested in a Cayman Islands company (the “Reinsurance Company”) that will reinsure a portion of the insurance required by the program insurer to cover the risks of loss at participating facilities in the program. The program insurer provides fees (approximately 50% of the tenant premium paid) to us as owner of the facilities. The Reinsurance Company may be required to fund additional capital or entitled to receive distributions of profits depending on actual losses incurred under the program. Effective August 31, 2014, we acquired the interest in the Reinsurance Company from an affiliate of Mr. Schwartz. For the years ended December 31, 2013, 2012 and 2011, we recorded revenue of approximately $1.6 million, $1.3 million and $0.4 million respectively, in connection with this tenant reinsurance program.

Storage Auction Program

During the second quarter of 2013, our Chairman of the board of directors, Chief Executive Officer and President, and our Senior Vice President — Property Management and the President of our property manager, purchased minority interests in a company (the “Auction Company”) that serves as a web portal for self storage companies to post their auctions online instead of using live auctions conducted at the self storage facilities. Once the contents of a storage unit are sold at auction, we will pay the Auction Company a service fee based upon the sale price of the unit. Collectively, these officers owned 18% of the voting interests in the Auction Company. For the year ended December 31, 2013, we incurred approximately $50,000 in auction fees with the Auction Company. On January 1, 2014, the Auction Company merged with another similar company. Such officers’ collective ownership in the new combined company was reduced to approximately 9%. In addition, Mr. Schwartz serves on the Board of Advisors of the Auction Company.

Preferred Equity Investment in Strategic Storage Growth Trust, Inc.

On July 31, 2014, a wholly-owned subsidiary of our Operating Partnership, SSTI Preferred Investor, LLC (the “SSTI Preferred Investor”) entered into a Series A Cumulative Redeemable Preferred Unit Purchase Agreement (the “Unit Purchase Agreement”) with SSGT and its operating partnership, Strategic Storage Growth Operating Partnership, L.P. (the “SSGT Operating Partnership”). Pursuant to the Unit Purchase Agreement, the SSTI Preferred Investor agreed to provide up to $18,100,000 through a preferred equity investment in the SSGT Operating Partnership (the “Investment”), which amount may be invested in one or more tranches on or before January 31, 2015, to be used solely for investments in self storage properties, as described in the underlying documents, in exchange for up to 724,000 preferred units of limited partnership interest in the SSGT Operating Partnership (the “Preferred Units”), each having a liquidation preference of $25.00 per Preferred Unit (the “Liquidation Amount”), plus all accrued and unpaid distributions.

On July 31, 2014, the SSTI Preferred Investor invested approximately $7.18 million in the first tranche of its Investment in the SSGT Operating Partnership which proceeds were used in connection with the acquisition of two self storage facilities by SSGT and in exchange the SSTI Preferred Investor received approximately 287,000 Preferred Units in the SSGT Operating Partnership.

In connection with the Investment, the SSTI Preferred Investor entered into an Amendment to the Operating Partnership Agreement of the SSGT Operating Partnership which sets forth the key terms of the Preferred Units which are summarized below.

Distribution Rate

The Preferred Units will receive current distributions (the “Current Distributions”) at a rate of one-month LIBOR plus 6.5% per annum on the Liquidation Amount, payable monthly and calculated on an actual/360 basis.

In addition to the Current Distributions, the SSGT Operating Partnership has the obligation to elect either (A) pay the SSTI Preferred Investor as the holder of the Preferred Units, additional distributions monthly in an amount that will accrue at the rate of: (i) for the initial 24-months, LIBOR plus 4.35%; and (ii) thereafter, LIBOR plus 6.35% or (B) defer the additional distributions in an amount that will accrue monthly at the rate of (i) for the initial 24-months, LIBOR plus 10.85%; and (ii) thereafter, LIBOR plus 12.85% (the “Deferred Distributions”).

Redemptions; Repurchases

The Preferred Units may be redeemed by the SSGT Operating Partnership, in whole or in part, at the option of the SSGT Operating Partnership at any time. The redemption price for the Preferred Units will be equal to the sum of the Liquidation Amount plus all accumulated and unpaid Current Distributions and any accumulated Deferred Distributions thereon to the date of redemption (the “Redemption Price”). If fewer than all of the outstanding Preferred Units are to be redeemed at the option of the SSGT Operating Partnership, the Preferred Units to be redeemed will be determined pro rata or by lot or in such other manner as determined by SSGT, as the general partner of the SSGT Operating Partnership, to be fair and equitable to all holders of the Preferred Units.

SSTI Preferred Investor, as a holder of Preferred Units may require the SSGT Operating Partnership to repurchase the Preferred Units upon the occurrence of any of the following (each an “Optional Repurchase Event” and each as defined within the Amendment): (A) a breach of any of the Protective Provisions; (B) an Event of Default; (C) a Change of Control that has not been consented to in accordance with the terms of the Amendment; (D) SSGT’s failure to qualify as a REIT under the Internal Revenue Code; or (E) the occurrence and continuance of a monetary or a material default beyond any applicable cure period under any of the loan documents for each of the properties in the SSGT Portfolio. The repurchase price for the Preferred Units will be the Redemption Price.

Covenants

The Amendment contains a number of covenants for SSGT and the SSGT Operating Partnership, including, but not limited to, certain covenants that limit the SSGT Operating Partnership’s discretion in utilizing cash flows and require that distributions on the Preferred Units be given priority over other disbursements, including distributions on Common Units and redemptions of shares of common stock of SSGT, each under the circumstances outlined further in the Amendment.

Events of Default

The occurrence of any of the following constitute an Event of Default under the Amendment: (i) a material default in the performance of, or material breach of any covenant, warranty or other agreement contained in the SSGT Operating Partnership’s Agreement of Limited Partnership and Amendment or the Unit Purchase Agreement by SSGT or the SSGT Operating Partnership, as applicable, and continuance of such default or breach for a period of 10 business days after written notice is given to SSGT and the SSGT Operating Partnership; (b) an Event of Bankruptcy as to SSGT, the SSGT Operating

Partnership or any of our subsidiaries that has not been consented to in advance by the holders of the Preferred Units; (c) any breach or default or event of default that occurs under any instrument, agreement or indenture pertaining to any indebtedness of SSGT or the SSGT Operating Partnership or any of its or their subsidiaries aggregating more than $5 million, the effect of which is to cause an acceleration, mandatory redemption or other required repurchase of such indebtedness or such indebtedness is otherwise declared to be due and payable or required to be prepaid, redeemed, or otherwise repurchased by SSGT or the SSGT Operating Partnership or any such subsidiary prior to maturity thereof; and (d) SSGT’s failure to qualify as a REIT under the Code.

Protective Provisions

Pursuant to the terms of the Amendment, SSGT, SSGT’s Operating Partnership and their subsidiaries are prohibited from undertaking the following activities while the Preferred Units are outstanding without first obtaining the prior written consent of the holders of a majority of the Preferred Units then outstanding, including the Preferred Units held by SSTI Preferred Investor who is currently the only holder of Preferred Units (capitalized terms are as defined in the Amendment):

•	authorizing or issuing additional (1) preferred stock or units that are equal to or senior to the Preferred Units with respect to certain rights and preferences, or (2) junior stock or units that interferes with the rights of the Preferred Units or interferes in any way with SSGT’s management or the management of the SSGT Operating Partnership;

•	altering the terms of (1) the Amendment or the Unit Purchase Agreement, or (2) SSGT’s organizational documents or the organizational documents of the SSGT Operating Partnership, or any of its or their respective subsidiaries, to the extent the amendment would reasonably be expected to adversely affect the Preferred Units;

•	in the case of the SSGT Operating Partnership, redeeming junior equity securities, and in the case of the company, its subsidiaries, and subsidiaries of the SSGT Operating Partnership, redeeming any equity securities, other than (1) redemptions pursuant to SSGT’s share redemption program, (2) redemptions of units of limited partner interest of the SSGT Operating Partnership in exchange for shares of SSGT’s common stock;

•	engaging in a Change of Control;

•	commencing or suffering to exist an event of bankruptcy as to the SSGT Operating Partnership, SSGT, or any of their respective subsidiaries;

•	paying any distributions, other than a distribution made on a regular monthly basis consistent with past practice on (1) in the case of the SSGT Operating Partnership, Common Units or other equity securities that rank, as to distributions and upon liquidation, junior to the Preferred Units, and (2) in the case of SSGT, its subsidiaries, or a subsidiary of the SSGT Operating Partnership, shares of common stock or common equity securities or other equity securities that rank, as to distributions and upon liquidation, junior to such entity’s shares of preferred stock or preferred equity securities; provided, however, that the foregoing shall not prohibit special distributions that are necessary to preserve SSGT’s status as a REIT; and

•	engaging in a recapitalization, reorganization, merger, unit or stock split, statutory unit or stock exchange, sale of all or substantially all of such entity’s assets, tender offer for all or substantially all of its Common Units, shares of common stock or other common equity securities, as the case may be, or other similar transaction.

Acquisition of Operational Assets of Strategic Storage Holdings and Other Transactions

On September 4, 2014, we, along with our Operating Partnership, entered into a series of transactions, agreements, and amendments to our existing agreements and arrangements with SSH, referred to herein as the Self Administration and Investment Management Transaction, pursuant to which, effective as of August 31, 2014, we acquired the self storage advisory, asset management, property management and investment management businesses of SSH. SSH was the sole member of the Former Advisor and Property Manager. The Former Advisor had been responsible for, among other things, managing our affairs on a day-to-day basis and identifying and making acquisitions and investments on our behalf. As a result of the Self Administration and Investment Management Transaction, we are now self-managed.

SSH Contribution Agreement

On September 4, 2014, we along with our Operating Partnership, as Contributee, and SSH, as Contributor, entered into a Contribution Agreement (the “SSH Contribution Agreement”) whereby, effective August 31, 2014, our Operating Partnership acquired substantially all of SSH’s operating assets, including (a) SSH’s 100% membership interests in (i) the Property Manager, (ii) Strategic Storage Opportunities, LLC (“SSO”), (iii) Strategic Storage Realty Group, LLC, the parent company of the advisor and property manager for SST2 and SSGT, respectively, and (iv) Strategic Capital Markets Group, LLC, which owns the 15% non-voting equity interest in Select Capital Corporation, our former Dealer Manager and the current dealer manager for SST2 and SSGT, (b) all equipment, furnishings, fixtures, computer equipment and certain other personal property as set forth in the SSH Contribution Agreement, (c) all intellectual property, goodwill, licenses and sublicenses granted and obtained with respect thereto (including all rights to the “SmartStop®” brand and “Strategic Storage” related trademarks), (d) all of SSH’s Software as defined in the SSH Contribution Agreement, (e) all of SSH’s processes, practices, procedures and workforce (including all of our executive officers and currently consisting of approximately 300 on-site self storage employees, regional and district managers and other personnel), and (f) certain other assets as set forth in the SSH Contribution Agreement, in exchange for $18 million in cash and 773,395 limited partnership units of the Operating Partnership (“OP Units”).

Termination of Advisory Agreements

On September 4, 2014, we along with our Operating Partnership entered into a Termination of Advisory Agreement (the “Advisory Agreement Termination”) with the Former Advisor. Pursuant to the Advisory Agreement Termination, effective as of August 31, 2014, our Advisory Agreement was terminated and is of no further force and effect.

In addition, Self Storage REIT, LLC, a wholly-owned subsidiary of our Operating Partnership (“REIT I”) entered into a Termination of Advisory Agreement (the “REIT I Advisory Agreement Termination”) with USA Self Storage Advisor LLC, the advisor to REIT I (“REIT I Advisor”), and Self Storage REIT II, LLC, a wholly-owned subsidiary of our Operating Partnership (“REIT II”) entered into a Termination of Advisory Agreement (the “REIT II Advisory Agreement Termination”) with USA SS REIT II Advisor, LLC, the advisor to REIT II (“REIT II Advisor”), resulting in the termination of the respective advisory agreements of REIT I and REIT II.

Contribution of Special Limited Partner Interests

On September 4, 2014, pursuant to a limited partner interest contribution agreement (the “Limited Partner Interest Contribution Agreement”), by and among our Operating Partnership, USA Self Storage REIT Operating Partnership, LP (“REIT I Operating Partnership”), USA SS REIT II Operating Partnership, L.P. (“REIT II Operating Partnership”), the Former Advisor, REIT I Advisor and REIT II Advisor, (1) the Former Advisor contributed its special limited partner interest in our Operating Partnership to our Operating Partnership in exchange for 659,696 OP Units and 691,876 Class B Limited Partnership Units of the Operating Partnership (“Class B Units”), (2) REIT I Advisor contributed both its special limited partner interest in our Operating Partnership and its Class B limited partnership units in REIT I Operating Partnership to our Operating Partnership in exchange for 102,846 OP Units and 107,863 Class B Units, and (3) REIT II Advisor contributed both its special limited partner interest in our Operating Partnership and its Class B limited partnership units in REIT II Operating Partnership to our Operating Partnership in exchange for 30,188 OP Units and 31,660 Class B Units.

As a result of the Limited Partner Interest Contribution Agreement, the Former Advisor, REIT I Advisor, and REIT II Advisor no longer have a special limited partner interest in our Operating Partnership, REIT I Operating Partnership, or REIT II Operating Partnership; however, the Former Advisor, REIT I Advisor and REIT II Advisor will now hold OP Units and Class B Units. The Class B Units shall have the following terms, rights and restrictions:

•	The Class B Units shall be converted on a per unit basis into OP Units at the later of (i) two years from the date of issuance, or (ii) the date on which the OP Units have a fully diluted estimated net asset value per unit (after giving effect to the conversion of the Class B Units) exceeding $10.81, calculated in accordance with the provisions of Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Investment Program Association (IPA) in April 2013 (the “IPA Guidelines”); provided, however, that the estimated net asset value per unit shall take into account the value of the assets acquired by the Operating Partnership pursuant to the SSH Contribution Agreement and the Churchill Contribution Agreement (as defined below);

•	The Class B Units shall be automatically converted into OP Units in the event of a change in control or listing event (with market value in a listing measured by the average closing price during a 30-day period commencing at any time between 180 days and 540 days following listing) at a price in excess of $10.81 per share;

•	The Class B Units shall only be converted to the extent that, after giving effect to such conversion, the value of a share in the event of a change of control or listing event is greater than 10.81;

•	The Class B Units shall have no distribution rights and, hence, will receive no distributions prior to their conversion to OP Units; and

•	The Class B Units shall have no voting rights, except for approval rights for any amendments to the rights and obligations of the Class B Units.

Amendments to Operating Partnership Agreements

On September 4, 2014, we entered into a Third Amended and Restated Agreement of Limited Partnership of our Operating Partnership (the “Operating Partnership Agreement”), which amends and supersedes the Second Amended and Restated Limited Partnership Agreement (the “Former OP Agreement”). In addition, REIT I entered into Amendment No. 2 to the Agreement of Limited Partnership of REIT I Operating Partnership (the “REIT I OP Agreement Amendment”), and REIT II entered into Amendment No. 2 to the Agreement of Limited Partnership of REIT II Operating Partnership (the “REIT II OP Agreement Amendment”).

As a result of the entry into the above-described Limited Partner Interest Contribution Agreement and the Operating Partnership Agreement, the REIT I OP Agreement Amendment, and the REIT II OP Agreement Amendment, (1) references to the special limited partner interests previously held by the

Former Advisor, REIT I Advisor, and REIT II Advisor in each of the respective operating partnerships have been removed from the respective agreements, in connection with the exchange of such interests pursuant to the Limited Partner Interest Contribution Agreement, and (2) provisions related to the subordinated incentive distributions payable to the special limited partners pursuant to the special limited partnership interests have been removed from the respective agreements. Accordingly, we and our Operating Partnership will no longer have any obligation to make the distributions of Net Sale Proceeds, Subordinated Incentive Listing Distribution, Subordinated Distribution Due Upon Extraordinary Transaction or Subordinated Distribution Due Upon Termination (each as defined in the Former OP Agreement).

Registration Rights Agreement

On September 4, 2014, in connection with the issuance of (i) OP Units to SSH, Churchill, the Former Advisor, REIT I Advisor and REIT II Advisor pursuant to the terms of the SSH Contribution Agreement, the Churchill Contribution Agreement (as described below), and the Limited Partner Interest Contribution Agreement, as applicable, and (ii) Class B Units, which are convertible into OP Units (as described in “Contribution of Special Limited Partner Interests” above), to the Advisor, REIT I Advisor, and REIT II Advisor, we entered into a registration rights agreement (the “Registration Rights Agreement”) with SSH, Churchill, the Former Advisor, REIT I Advisor and REIT II Advisor. Under the Registration Rights Agreement, we agreed to file, no later than six months following the date upon which our common stock becomes available for trading pursuant to the initial listing of such common stock on a national securities exchange, as such term is defined under the Securities Exchange Act of 1934, and use commercially reasonable efforts to cause to become effective as soon as practicable thereafter, a registration statement for the offering on a continuous or delayed basis in the future covering resales of shares of our common stock that may be acquired by SSH, Churchill, the Former Advisor, REIT I Advisor or REIT II Advisor in connection with the exercise by them of the exchange rights associated with the OP Units.

Agreement Regarding Acquisition Fees

In connection with the Self Administration and Investment Management Transaction, we, the Operating Partnership and SSH agreed that for a period of six months following the closing of the Self Administration and Investment Management Transaction, subject to certain extensions, SSH, as the ultimate parent company of the Former Advisor and former ultimate parent company of Strategic Storage Advisor II, LLC, the advisor to SST2, and SS Growth Advisor, LLC, the advisor to SSGT, will retain any and all acquisition fees due under their respective advisory agreements with respect to any properties whose acquisition was pending, under contract, or was otherwise in process as of the closing of the Self Administration and Investment Management Transaction. The parties agreed that the first $2.0 million in such acquisition fees otherwise payable will be deferred until the payout ratio (as defined in the agreement and calculated to include the payment of any portion of the deferred fees that SSH is entitled to be paid) is 100% or less for any quarterly period.

Severance Agreements

On September 4, 2014, in connection with the Self Administration and Investment Management Transaction, the Operating Partnership entered into severance agreements (collectively, the “Severance Agreements”) with each of the following executive officers: H. Michael Schwartz, our Chief Executive Officer, President and Chairman of our board of directors, Paula Mathews, our Executive Vice President and Assistant Secretary, Michael S. McClure, our Executive Vice President, Chief Financial Officer and Treasurer, Wayne Johnson, our Senior Vice President – Acquisitions, Ken Morrison, our Senior Vice President – Property Management, and James L. Berg, our Secretary. The Severance Agreements were approved by the Compensation Committee of our board of directors.

Each of the Severance Agreements for our executive officers (collectively, the “Executive Officer Severance Agreements”) provide for separation payments upon the termination of the executive officer’s employment under various conditions. The level of severance pay depends upon the circumstances of the executive officer’s termination of employment. For example, if the executive officer were terminated by the Operating Partnership without Cause (as defined in the Executive Officer Severance Agreements ) and not in connection with a Change in Control (as defined in the Executive Officer Severance Agreements), then the executive officer would be entitled to a separation payment equal to the base salary for the applicable year and target bonus for the first fiscal year and average bonus thereafter (1.25 times these amounts for Mr. McClure and 2.99 times these amounts for Mr. Schwartz). If, within two years of a Change in Control, the executive officer were terminated by the Operating Partnership without Cause or the executive officer terminates his or her employment for Good Reason (as defined in the Executive Officer Severance Agreements), then the executive officer would be entitled to a severance payment equal to 2 times the base salary for the applicable year and target bonus for the first fiscal year and average bonus thereafter (2.5 times these amounts for Mr. McClure and 2.99 times these amounts for Mr. Schwartz). Upon death or disability of the executive officer, the executive officer (or his or her estate) will be entitled to receive a severance payment equal to base salary through the end of the applicable year plus any accrued but unpaid target bonus. If the executive officer terminates his or her employment voluntarily or if the executive officer were terminated by the Operating Partnership for Cause (as defined in the Executive Officer Severance Agreements), then such executive officer will only be entitled to $10,000. In each of the foregoing circumstances, if the executive officer violates any of the restrictive covenants set forth in the Executive Officer Severance Agreements, that executive officer’s right to receive severance payments pursuant to the Executive Officer Severance Agreements will end immediately.

Churchill Contribution Agreement

On September 4, 2014, we and our Operating Partnership, as Contributee, and Churchill TRI, LLC (“Churchill”), as Contributor, entered into a Contribution Agreement (the “Churchill Contribution Agreement”) whereby our Operating Partnership acquired Churchill’s ownership interest in SBOA TI Reinsurance Ltd., the Reinsurance Company, a Cayman Islands exempted company, which reinsures a portion of the insurance required by the insurer of our tenant insurance program, whereby tenants of our self storage facilities and tenants of other operators participating in the program can purchase insurance to cover damage or destruction to their property while stored at such facilities. In addition to the tenant insurance revenues we already receive pursuant to the program, we will now be entitled to receive our share of distributions of any profits generated by the Reinsurance Company depending on actual losses incurred by the program. Churchill contributed its interest in the Reinsurance Company in exchange for $3.75 million in cash and 290,023 OP Units.

Pursuant to the terms of the SSH Contribution Agreement, Churchill Contribution Agreement and Limited Partner Interest Contribution Agreement, none of SSH, Churchill, the Advisor, the REIT I Advisor or the REIT II Advisor may transfer for a period of two years any of (a) the OP Units or Class B Units it receives pursuant to the SSH Contribution Agreement, Churchill Contribution Agreement or the Limited Partner Interest Contribution Agreement, as applicable, or (b) any shares of common stock of the Company held by any of them upon exchange of the OP Units or Class B Units pursuant to the provisions of the Operating Partnership Agreement, except for (i) certain permitted transfers and (ii) upon a change in control of the Company, such restrictions on transfer shall terminate.

PROPOSAL NUMBER 2

APPROVAL OF THIRD AMENDMENT AND RESTATEMENT OF OUR CHARTER

Introduction

Our board of directors declared an amendment and restatement of our Charter advisable on September 4, 2014. Our board of directors directed that proposals to amend and restate the Charter be submitted for stockholder consideration at the 2014 Annual Meeting. Please see the form of Third Articles of Amendment and Restatement attached hereto as Exhibit A and which has been marked to show the proposed changes from our existing Charter as Exhibit B. The descriptions set forth in Proposals 2.A through 2.D collectively summarize the amendments that our board of directors approved in the Third Articles, each of which is qualified in its entirety by reference to Exhibit A, which you should read in its entirety. If all of the proposals are approved and the Third Articles take effect, our board of directors will amend our bylaws to eliminate inconsistencies resulting from the proposed amendments and to make certain other changes to our bylaws.

Self-Administered

Our board of directors has been and is continuing to explore various strategic alternatives ultimately designed to provide stockholder liquidity at some point in the future, including, but not limited to, a potential listing of our shares on a national securities exchange. Our board of directors recognizes that certain potential liquidity events may be enhanced if we first become self-administered. For example, it is widely believed that our shares would be more highly valued by the market if we become self-administered and those individuals responsible for running our Company were our own employees rather than those of our external advisor. Also, we may be able to sell our Company for a higher price or attract institutional equity as a self-administered company if the purchaser desires our management team and employees, along with our assets. Therefore, effective August 31, 2014, we became self-administered by acquiring substantially all of the operating assets of SSH, the parent company of our sponsor, pursuant to a contribution agreement. Please see the section titled “Acquisition of Operational Assets of Strategic Storage Holdings and Other Transactions” on pages 33-36 of this proxy statement for more information regarding the Self Administration and Investment Management Transaction.

NASAA REIT Guidelines

Our Charter currently includes certain provisions required by the NASAA REIT Guidelines which apply to REITs with shares that are publicly registered with the SEC but are not listed on a national securities exchange. Our Charter was designed to be consistent with other non-traded REITs and to satisfy certain requirements imposed by state securities administrators in connection with our public “best efforts” offerings. More specifically, as a condition to selling our common stock in certain jurisdictions, certain state securities administrators required us to include in our Charter provisions consistent with those stated in the NASAA REIT Guidelines, which they deemed were applicable to a REIT that is making a public offering of securities which are not listed for trading on a national securities exchange or designated for quotation on an over-the-counter market. We are no longer engaged in this type of public offering and we do not intend to raise capital publicly as an unlisted company in the future, and therefore, it is not necessary that our Charter conform to the requirements of the NASAA REIT Guidelines. We believe that the limitations included in our Charter which derive from the NASAA REIT Guidelines, at a minimum create interpretive questions resulting in uncertainty which could impair our ability to operate as we move forward. We believe that by removing the NASAA-mandated provisions and amending our Charter so that it instead follows Maryland law, under which we are organized, the resulting charter will be more similar to those of publicly traded REITs incorporated in Maryland.

Summary Reasons for Proposed Charter Amendments

Our board of directors believes that it would be in the best interest of the Company to amend our Charter for the following reasons:

•	We became a self-administered company effective August 31, 2014 and the amended Charter removes provisions regarding our relationship with the Former Advisor, which provisions became irrelevant upon becoming self-administered.

•	We do not intend to raise capital publicly as an unlisted company in the future and therefore, our Charter need not include NASAA-mandated provisions. In addition, we may seek to provide liquidity to our stockholders through an eventual public listing of our shares. The Third Articles removes the NASAA-mandated provisions, which provisions are not typically set forth in the charters of listed REITs and which could otherwise prevent us from pursuing opportunities that we deem to be advantageous or impose obligations that could add to our costs or prevent us from responding quickly to such opportunities.

•	Making clear that we have the ability to issue stock dividends of one class of stock to holders of another class of stock will eliminate ambiguity in this regard with respect to newly created classes of stock, which may increase our flexibility to effect a staged listing of our shares on a national securities exchange (if we deem appropriate), and would give us the flexibility to issue stock dividends to preserve cash while satisfying REIT distribution requirements.

•	Removing the applicability of the Maryland Business Combination Act and Maryland Control Share Act from our Charter.

•	Adding a provision regarding the transfer of shares to a number of charitable trusts to prevent any possible continuing violation of the ownership restrictions in connection with our REIT qualification.

Vote Required

An amendment and restatement of our Charter is approved through the affirmative vote of stockholders holding a majority of shares entitled to vote who are present in person or by proxy at the annual meeting, if a quorum is present. Votes are cast either in person or by proxy. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

Appraisal Rights

Under Maryland law and our Charter, you will not be entitled to rights of appraisal with respect to any of the proposals under Proposal 2. Accordingly, to the extent that you object to any or all of the proposals, you will not have the right to have a court judicially determine (and you will not receive) the fair value for your shares of common stock under the provisions of Maryland law governing appraisal rights.

Principal Changes

The following discussions summarize the principal changes we are asking our stockholders to approve in connection with the four proposals to amend our Charter. These summary descriptions are qualified in their entirety by the complete text of the Third Articles, which is attached hereto as Exhibit A and which has been marked to show the proposed changes from our existing Charter as Exhibit B.

Following these summary discussions are bullet-point discussions noting each specific change we expect to make to our Charter if the proposals are approved by our stockholders.

If all of Proposals 2.A, 2.B, 2.C and 2.D are approved by our stockholders, we will file the Third Articles, in the form attached as Exhibit A to this proxy statement, with the State Department of Assessments and Taxation of Maryland (“SDAT”), and the Third Articles will become effective upon acceptance for record by the SDAT. If approved, we plan to file the Third Articles immediately following the stockholder vote on the proposed amendments.

If less than all of the proposals are approved, our Charter will be amended and restated to reflect only those amendments which have been approved by our stockholders.

PROPOSAL 2.A - Amendments to Remove Limitations Imposed by the NASAA REIT Guidelines

As discussed above, our board of directors believes that it would be in our best interest to amend our Charter to eliminate the NASAA REIT Guideline limitations imposed by state securities administrators in connection with our initial public offering for the following reasons:

1.          We became a self-administered company effective August 31, 2014 and the amended Charter removes provisions regarding our relationship with the Former Advisor, which provisions became irrelevant upon our becoming self-administered.

2.          We do not intend to raise capital publicly as an unlisted company in the future and thus our Charter need not include NASAA-mandated provisions. In addition, our board of directors continues to explore certain strategic alternatives to create stockholder liquidity, including but not limited to listing our shares on a national securities exchange. The Third Articles remove the NASAA-mandated provisions, which provisions are not typically set forth in the charters of listed REITs and which could otherwise prevent us from pursuing opportunities that we deem to be advantageous or impose obligations that could add to our costs or prevent us from responding quickly to such opportunities.

The following discussions summarize the principal changes we are asking our stockholders to approve in connection with the removal of various NASAA-mandated limitations, and is qualified in its entirety by the complete text of the Third Articles, which is attached hereto as Exhibit A to this proxy statement. This summary description is qualified in its entirety by the complete text of the Third Articles, which is attached hereto as Exhibit A and which has been marked to show the proposed changes from our existing Charter as Exhibit B.

Provisions Regarding the Former Advisor and its Affiliates

Our current Charter contemplates us being advised and managed by an external advisor and includes a number of provisions that govern the relationship between us and the Former Advisor and its affiliates. Among other things, these provisions limit the term of our Advisory Agreement to no more than one year, require the Advisory Agreement be terminable on 60 days’ notice and without penalty, require our independent directors to supervise the Former Advisor, and limit the amount of fees we may pay and expenses we can reimburse to the Former Advisor. The Third Articles remove these provisions because they became inapplicable upon our becoming self-administered and are inconsistent with charters of publicly-traded REITs.

In addition, our current Charter contains numerous provisions that limit our ability to engage in transactions with, among other persons, our Former Advisor, our Former Sponsor, directors or officers or any of their respective affiliates. In general, these provisions require that such transactions (which are referred to herein as “affiliated transactions”) be approved by our independent directors. They also contain limitations on the substantive aspects of the affiliated transactions themselves, such as restrictions on the consideration to be paid for services provided or assets acquired from or sold to such persons. These provisions address a number of transactions including joint ventures, sales and leases to and from us, and loans to and from us, as well as general restrictions on affiliated transactions with the Former Advisor and its affiliates. The Third Articles remove these limitations because they became inapplicable upon our becoming self-administered and are inconsistent with charters of listed REITs. Additionally, Maryland law contains restrictions on our ability to engage in related-party transactions. Under Maryland law, a transaction with any of our directors or any other entity in which any of our directors is a director or has a material financial interest is not voidable so long as the transaction is approved by a majority of our disinterested directors and the transaction is fair and reasonable to us. Our board of directors does not believe that the removal of these limitations related to the Former Advisor and its affiliates will have an adverse effect on us because of the protections otherwise afforded by Maryland law. This change will enable us to have a charter appropriate for a self-administered company and listed company.

This change does, however, also pose a risk, as the proposed Charter revisions would also remove limitations on transactions with any director (not just those affiliated with the Former Advisor). Although we believe that those restrictions are overly restrictive (and not typical of listed REIT charters) and could prevent us from effecting a transaction that would otherwise be in our best interest, removal of those restrictions would permit us (without stockholder approval) to enter into a transaction with a director unaffiliated with us. We believe that this risk is small because we have no intentions of effecting transactions that are currently prohibited by our Charter with our directors unaffiliated with us.

Lastly, our current Charter provides that it is not a proper purpose of the Company to make any significant investment unless it has been recommended by the Former Advisor. This provision has the effect of enabling our officers and directors to pursue opportunities that might have been suitable for the Company if they were not recommended to the Company by the Former Advisor. Our Third Articles remove this provision because it became inapplicable upon our becoming self-administered.

Provisions Regarding Investor Suitability

Our current Charter imposes certain suitability and minimum investment requirements on investors in our common stock in accordance with the NASAA REIT Guidelines. The Third Articles remove the requirements in Section 5.8 of Article V of the Charter that stockholders meet certain suitability criteria regarding suitability and minimum investment of stockholders. The removal of these requirements generally will provide stockholders with greater ability to sell shares, since prospective buyers would no longer be subject to the financial suitability standards imposed by the NASAA REIT Guidelines. In addition, the removal of these provisions would eliminate the minimum stockholding requirements, thus permitting transfers of shares in any amount. Furthermore, the removal of these provisions eliminates the requirement that our Former Sponsor or anyone selling shares on our behalf or on behalf of our Former Sponsor make a determination that the purchase of our shares is a suitable and appropriate investment for the prospective stockholder (although we are currently not selling shares). Rather, prospective stockholders of their financial advisers, or both, would determine for themselves whether an investment in the Company is a suitable and appropriate investment.

Provision Regarding Distribution Reinvestment Plans

The NASAA REIT Guidelines required provisions in our current Charter related to our distribution reinvestment plan that established disclosure of material information, including tax consequences of reinvesting distributions, and withdrawal rights of participating stockholders. Therefore, the Third Articles delete Section 5.9 of Article V of the Charter that relate to a distribution reinvestment plan.

Provisions Regarding Directors

As required by the NASAA REIT Guidelines, our current Charter contains several provisions relating to our directors and specifically our independent directors. We are proposing to remove these NASAA-mandated provisions, which relate to the number and independence of directors; the term and experience of directors; the committees of the board of directors; the fiduciary obligations of the board of directors; and approval of certain matters by the independent directors. Additional information is provided below.

Number and Independence of Directors.  The Third Articles delete the requirement that our board of directors be comprised of at least three directors. This is a NASAA REIT Guidelines requirement and under the MGCL, our board of directors may be comprised of as few as one director. The Third Articles will continue to require that a majority of our board of directors be composed of independent directors; however, independence will no longer be determined based on the NASAA REIT Guidelines, rather independence will be determined under the rules of the New York Stock Exchange, or NYSE. We currently evaluate the independence of our directors under both our current Charter definition (as required by the NASAA REIT Guidelines) and the NYSE standard. All of our current independent directors meet the NYSE standard for independence, and we do not expect that removing NASAA-imposed director requirements will affect the composition of our board of directors.

Term and Experience of Directors.  The Third Articles delete the NASAA REIT Guidelines requirement in Section 7.2 of Article VII of our current Charter that each director hold office for one year, until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies, as this provision is typically included in a company’s bylaws. In addition, the Third Articles deletes the NASAA REIT Guidelines requirements in Section 7.3 of Article VII of our current Charter that any director have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the Company’s assets and that at least one independent director have at least three years of relevant real estate experience. This NASAA-mandated provision is more restrictive than what is required under the MGCL and any national exchange.

Committees.  The Third Articles delete the NASAA REIT Guidelines requirement that a majority of the members of all committees (even ad hoc committees) be independent directors as such requirement is more stringent than national securities exchange rules with respect to committee composition.

Fiduciary Obligations.  The Third Articles also delete the NASAA REIT Guidelines statement that directors serve in a fiduciary capacity and have fiduciary duties. Under the MGCL, each director has a duty to act in good faith, with a reasonable belief that his or her action is in the Company’s best interests and with the care of an ordinarily prudent person in a like position under similar circumstances. This change is advisable as it is not desirable to establish multiple standards governing the duties of directors under Maryland law.

Approval of Independent Directors.  The Third Articles delete the NASAA REIT Guidelines requirement that certain matters be approved by the independent directors, which is more restrictive than requirements under Maryland law, in order to provide the customary flexibility of other REITs.

Provisions Regarding Investment Objectives and Limitations

Investment Objectives.  Article IX of our current Charter contains a number of limitations and restrictions on our ability to make certain types of investments (including investments in certain mortgage loans, unimproved property or equity securities), as required by the NASAA REIT Guidelines. Our board of directors believes that the elimination of these restrictions is desirable as they will remove restrictions on potential transactions that could become available to us and that could be in our best interest. Although we have no intention of pursuing any of the investments currently limited by Article IX, we believe that increased flexibility could be advantageous and that the limitations are rarely, if ever, found in the charter of a listed REIT. Nevertheless, the proposed Third Articles increase the risk that we will pursue transactions such as those referenced above, which, if such investments perform poorly, could adversely affect our results of operations and the value of your investment in us.

Indebtedness.  Article IX also limits our ability to incur indebtedness, as required by the NASAA REIT Guidelines. Currently, our Charter prohibits us from incurring debt that would cause our borrowings to exceed 300% of our “net assets” unless a majority of the members of the board of directors approves the borrowing and such borrowing is disclosed in our next quarterly report along with a justification for the excess. Although we currently have no intention of borrowing in excess of this amount, if the Third Articles are approved, this Charter restriction on our borrowings will be removed and there would be no restriction on our leverage. Therefore, we could become more highly leveraged, resulting in an increase in the amount of debt repayment. This, in turn, could increase our risk of default on our obligations and adversely affect our results of operations and our ability to make distributions to our stockholder. Despite these risks, we recommend this change because it increases our flexibility to incur debt that might be in our best interest and lessens the administrative burdens associated with a higher debt level should we deem such debt to be in our best interest.

Issuance of Certain Securities.  Article IX also limits our ability to issue certain securities, as required by the NASAA REIT Guidelines, including equity securities on a deferred-payment basis or other similar arrangement; debt securities in the absence of adequate cash flow to cover debt service; equity securities that are assessable; and equity securities redeemable solely at the option of the holder. If the Third Articles are approved, these restrictions will be removed and our board of directors will be able to issue the securities described above. Our board of directors recommends this change because it removes limitations on issuances of securities that our board of directors could determine to be in our best interest. Although we believe this flexibility is advantageous, the proposed charter amendment does increase the risk that we will issue securities that could negatively impact the value of your investment. In particular, the issuance of debt securities in the absence of adequate cash flow to cover the debt service would adversely affect our ability to make distributions to our stockholders. Similarly, if we issued equity securities redeemable solely at the option of the holder, we may be required to redeem securities at a time when we would otherwise prefer to utilize our cash for other purposes and this could also adversely affect our liquidity and ability to pay distributions to our stockholders. We have no current intention to issue any securities the issuance of which would be prohibited under our current Charter.

Provisions Regarding Roll-Up Transactions

As required by the NASAA REIT Guidelines, Section 9.14 of our current Charter contains procedural protections relating to transactions in which our stockholders must exchange their shares for securities of another entity (a “roll-up transaction”). In addition, the Company is prohibited from participating in any roll-up transaction in which certain stockholders rights in the roll-up entity such as voting and access to records are less than those currently provided to stockholders of the Company. Since the time that the NASAA REIT Guidelines were promulgated, federal securities laws have been amended to accord stockholders similar rights in a roll-up transaction that are accorded by our current Charter. The

Third Articles delete this provision in its entirety. If the Third Articles are approved, stockholders will continue to have similar rights to approve or participate in a roll-up transaction, but this deletion may increase our flexibility to enter into a roll-up transaction that our board of directors determines to be in our best interest and that is approved by our stockholders.

Provisions Regarding Stockholders and Stockholder Voting

Stockholder Meetings.  The Third Articles provide for the removal of the NASAA REIT Guidelines requirements in Section 11.1 of Article XI of the Charter that (a) an annual meeting of stockholders be held no less than 30 days after delivery of the Company’s annual report, (b) a director receive the affirmative vote of a majority of the shares present in order to be elected as the MGCL requires only a plurality of the votes cast, and (c) a special meeting of stockholders be called upon request of the holders of at least 10 percent of the outstanding shares entitled to vote (under the MGCL, the percentage required to call a meeting can be as high as a majority). In addition, the provisions relating to notice of stockholder meetings and quorum at such meetings are deleted as these provisions are typically included in a Company’s bylaws and will be included in our bylaws if the Third Articles are approved.

Amendment of Charter and Stockholder Approvals.  The Third Articles delete the NASAA REIT Guidelines required provision that permits stockholders to amend the Charter without the concurrence of our board of directors, which is not permitted under the MGCL and the provision related to stockholder approval of certain matters as the MGCL already requires stockholder approval for such matters except in limited circumstances.

Voting Limitations.  The Third Articles provide for the removal of the NASAA REIT Guidelines restrictions in Section 11.4 of Article XI of the Charter on voting of common stock by directors, the Former Advisor and their affiliates, regarding the removal of any of them or a transaction between the Company and any of them, as these are not customary restrictions in listed company charters.

Right of Inspection and Access to Stockholder List.  The Third Articles delete provisions relating to our stockholders’ ability to inspect the Company’s records and access its stockholder list. The provisions currently in our Charter were included to meet requirements imposed by the NASAA REIT Guidelines and are not consistent with the charters of other Maryland corporations, which generally rely on Maryland law and their bylaws to govern access to a stockholder list. If approved, the rights of stockholders to inspect and copy certain corporate documents, including the ability to obtain a list of stockholders, will be limited to the rights provided for under the MGCL, which are more restrictive than those currently included in our Charter.

Reports.  The Third Articles delete the NASAA REIT Guidelines requirement that an annual report be provided to each stockholder within 120 days after the end of the fiscal year. The MGCL already requires that an annual statement of affairs, including a balance sheet and a financial statement of operations, be submitted at the annual meeting of stockholders and made available for inspection within 20 days thereafter.

Provisions Regarding Indemnification of Officers and Directors

Consistent with the NASAA REIT Guidelines, Article XII of our current Charter includes many restrictions on exculpation and indemnification that are not contained in the MGCL, including restrictions on exculpation and indemnification of officers and affiliated directors whose liability was the result of negligence or misconduct and independent directors whose liability was the result of gross negligence or willful misconduct. The advancement of litigation-related expenses to directors and officers is also significantly restricted under Section 12.4 of Article XII of our current Charter. For instance, in a stockholder derivative suit, the Company may not advance expenses to its directors and officers unless a court of competent jurisdiction first approves such advancement. Under the MGCL, a Maryland corporation may include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. In addition, Section 2-418 of the MGCL generally permits a Maryland corporation to indemnify its present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Finally, Section 2-418 of the MGCL provides that a Maryland corporation may pay or reimburse reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the corporation of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Because litigation involving companies exploring strategic alternatives or considering possible liquidity events is quite common, in order to conform our Charter more closely with those of our competitor REITs who are listed on an exchange, and to retain and recruit qualified and experienced officers and directors, we recommend amending Article XII of the Charter to provide directors and officers the maximum exculpation, indemnification and advancement of expenses permitted under Maryland law, including removing the NASAA REIT Guidelines requirement that any director and officer insurance purchased by the Company be consistent with the restrictions on indemnification imposed by the NASAA REIT Guidelines.

Conforming Changes and Other Ministerial Modifications

The Third Articles reflect a number of changes and other modifications of a ministerial nature that are necessary in view of the changes being proposed. These changes and modifications include, among other things, deletion and revision of definitions, references and cross-references and other provisions that are no longer applicable to us or that need to be updated, and the necessary re-numbering and lettering of remaining provisions.

Summary of Specific Changes

Listed below, in summary form, are the specific changes that will be made to our current Charter if proposal 2.A is approved by our stockholders at the Annual Meeting. This does not identify certain immaterial changes. Please see the marked version of the Charter attached as Exhibit B, which reflects all the proposed changes to our Charter.

•	Deletion of definitions in Article IV that are no longer applicable as a result of the removal of certain provisions in the Third Articles.

•	Deletion of Section 5.8 regarding suitability and minimum investment of stockholders.

•	Deletion of Section 5.9 regarding the board of director’s ability to establish a dividend reinvestment plan; provided, however, we intend to continue our distribution reinvestment plan.

•	Deletion of the second paragraph of Section 5.10 regarding the manner in which distributions to stockholders are determined.

•	Revisions to Section 7.1 to provide that a majority of the board of directors be independent in accordance with the independent director standards established by the NYSE. Further revisions to Section 7.1 to eliminate the requirement that independent directors may nominate replacements for vacancies among the independent director positions.

•	Deletion of Section 7.2 regarding the term of directors.

•	Deletion of Section 7.3 regarding the required experience of directors.

•	Deletion of Section 7.4 regarding the board of directors’ ability to establish committees.

•	Deletion of Section 7.5 regarding the directors’ fiduciary obligation to the Company and their fiduciary duty to supervise the relationship of the Company and the Former Advisor.

•	Deletion of Section 7.6 regarding the ratification of the Charter by the board of directors.

•	Deletion of Section 7.12 regarding the matters which must be approved by a majority of the independent directors pursuant to the NASAA REIT Guidelines.

•	Deletion of Article VIII in its entirety regarding the Company’s relationship with the Former Advisor, including the following: appointment and initial investment of the Former Advisor; supervision of the Former Advisor by the board of directors; fiduciary obligations of the Former Advisor to the Company and stockholders; termination of the Advisory Agreement; disposition fee on sale of property; incentive fees; acquisition fees; reimbursement for total operating expenses; and corporate opportunities recommended to the Company by the Former Advisor.

•	Deletion of Article IX in its entirety regarding the Company’s investment objectives and limitations, including the following: the requirement to establish written policies on the investment objectives of the Company; approval of acquisitions; limitations on sales to affiliates; limitations on joint ventures; limitations on other transactions involving affiliates; limitations on the repurchase of stock; limitations on loans; limitations on leverage; limitations on the issuance of options and warrants; limitations on investments in commodities contracts; limitations regarding mortgage loans; limitations on investments in unimproved real property; limitations on issuances of securities; and limitations on roll-up transactions.

•	Deletion of Article X in its entirety regarding conflicts of interest, including the following: sales and leases to the Company; sales and leases to the Former Sponsor, Former Advisor, directors or affiliates; other transactions; and conflict resolution procedures.

•	Deletion of Section 11.1 regarding requirements for meetings of stockholders and the ability to call a special meeting of stockholders upon the written request of not less than 10% of the outstanding shares entitled to be case on any issue proposed to be considered at the special meeting.

•	Moving of Section 11.2 regarding extraordinary actions to Article VII.

•	Deletion of Section 11.3 regarding the voting rights of stockholders.

•	Deletion of Section 11.4 regarding voting limitations on shares held by the Former Advisor, directors and affiliates.

•	Deletion of Section 11.5 regarding a stockholder’s right to inspect the books and records of the Company.

•	Deletion of Section 11.6 regarding a stockholder’s ability to access the stockholder list.

•	Deletion of Section 11.7 regarding the Company’s requirement to mail specific reports to its stockholders at the end of the fiscal year.

•	Deletion of Section 11.9 regarding the liability of stockholders.

•	Elimination of limits (other than those imposed by Maryland law) on the Company’s ability to indemnify the Former Advisor or advance defense expenses to the Former Advisor.

•	Expansion of the Company’s indemnification of its officers and directors to the maximum extent permitted by Maryland law.

•	Expansion of the Company’s obligation to advance defense expenses to a director or officer to the maximum extent permitted by Maryland law.

•	Deletion of language in Article XIV prohibiting the specified choice of law from restricting the application of any state’s securities law from the sale of securities to such state’s residents or within such state.

Vote Required

Amendments to our Charter are approved through the affirmative vote of stockholders holding a majority of shares entitled to vote who are present in person or by proxy at the annual meeting, if a quorum is present. Votes are cast either in person or by proxy. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

Recommendation

A properly executed proxy marked “FOR” Proposal 2.A will be considered a vote in favor of the proposed amendments to our Charter regarding the removal of limitations imposed by the NASAA REIT Guidelines. A properly executed proxy marked “AGAINST” will be considered a vote against the proposed amendments to our Charter regarding the removal of limitations imposed by the NASAA REIT Guidelines.

Our board of directors unanimously recommends a vote “FOR” Proposal 2.A which is approval of the proposed amendments to our Charter regarding the removal of limitations imposed by the NASAA REIT Guidelines.

PROPOSAL 2.B - Amendment to Enable the Declaration and Payment of a Dividend of One Class of Stock to the Holders of Another Class of Stock

As required by the NASAA REIT Guidelines, our current Charter limits our board of directors’ ability to authorize distributions-in-kind. The Third Articles remove this provision. In addition, the Third Articles give the board of directors the specific authority to declare and pay a dividend in shares of one class of our stock to the holders of shares of another class of our stock. We do not believe that our Charter prohibits us from issuing a stock dividend, even if in shares of another class of stock. Nevertheless, one advantage of the proposed charter revision is that it eliminates any doubt as to our ability to issue stock dividends to our stockholders. Our board of directors believes that it is beneficial to remove any ambiguity in this regard as a stock dividend of different classes of stock could be used to effect a staged listing of our shares on a national securities exchange. Some REITs have also used stock dividends in order to preserve cash while satisfying REIT distribution requirements. Although we have no current intention of issuing stock dividends for any purpose, we believe it is beneficial to have the maximum flexibility in this regard.

Summary of Specific Change

Additional language added to Section 5.10 regarding distributions to permit payments in cash or other assets of the Company or in stock, including stock of one class payable to holders of another class of stock.

Vote Required

Amendments to our Charter are approved through the affirmative vote of stockholders holding a majority of shares entitled to vote who are present in person or by proxy at the annual meeting, if a quorum is present. Votes are cast either in person or by proxy. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

Recommendation

A properly executed proxy marked “FOR” Proposal 2.B will be considered a vote in favor of the proposed amendments to our Charter to make revisions to enable the declaration and payment of a dividend of one class of stock to the holders of another class of stock. A properly executed proxy marked “AGAINST” will be considered a vote against the proposed amendments to our Charter to make revisions to enable the declaration and payment of a dividend of one class of stock to the holders of another class of stock.

Our board of directors unanimously recommends a vote “FOR” Proposal 2.B which is approval of the proposed amendments to our Charter to make revisions to enable the declaration and payment of a dividend of class of stock to the holders of another class of stock.

PROPOSAL 2.C - Amendments to Remove Provision Regarding the Maryland Business Combination Act and the Maryland Control Share Acquisition Act

The Maryland Business Combination Act

The Maryland Business Combination Act provides that unless exempted, a Maryland corporation may not engage in business combinations, including mergers, dispositions of 10 percent or more of its assets, certain issuances of shares of stock and other specified transactions, with an “interested stockholder” or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder became an interested stockholder, and thereafter unless specified criteria are met.

The Third Articles deletes current Section 7.10 of Article VII, opting out of the Maryland Business Combination Act. Instead, the board of directors intends to amend the Company’s bylaws to exempt business combinations between the Company and any person from the Maryland Business Combination Act, which exemption may be altered or repealed without any action by the stockholders.

The Maryland Control Share Acquisition Act

Under the Maryland Control Share Acquisition Act, “control shares” of a corporation acquired in a “control share acquisition” shall have no voting rights, except to the extent approved by a vote of two-thirds of the votes eligible to cast on the matter. If voting rights of control shares acquired in a control share acquisition are not approved at a stockholder’s meeting, then subject to certain conditions and limitations, the issuer may redeem any or all of the control shares for fair value. If voting rights of such control shares are approved at a stockholder’s meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights.

The Third Articles deletes Section 7.11 of Article VII of our Charter, opting out of the Maryland Control Share Acquisition Act. Instead, the board of directors intends to amend the Company’s bylaws to exempt any acquisition of the Company’s stock from the Maryland Control Share Acquisition Act, which exemption may be altered or repealed without any action by the stockholders.

The summary descriptions above are qualified in their entirety by the complete text of the Third Articles, which is attached hereto as Exhibit A and which has been marked to show the proposed changes from our existing Charter as Exhibit B.

Summary of Specific Changes

Listed below, in summary form, are the specific changes that will be made to our current Charter if proposal 2.C is approved by our stockholders at the Annual Meeting. This does not identify certain immaterial changes. Please see the marked version of the Charter attached as Exhibit B, which reflects all the proposed changes to our Charter.

•	Deletion of Section 7.10 regarding the Maryland Business Combination Statute.

•	Deletion of Section 7.11 regarding the Maryland Control Share Acquisition Statute.

Vote Required

Amendments to our Charter are approved through the affirmative vote of stockholders holding a majority of shares entitled to vote who are present in person or by proxy at the annual meeting, if a quorum is present. Votes are cast either in person or by proxy. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

Recommendation

A properly executed proxy marked “FOR” Proposal 2.C will be considered a vote in favor of the proposed amendments to our Charter regarding the Maryland Business Combination Act and the Maryland Control Share Acquisition Act. A properly executed proxy marked “AGAINST” will be considered a vote against the proposed amendments to our Charter regarding the Maryland Business Combination Act and the Maryland Control Share Acquisition Act.

Our board of directors unanimously recommends a vote “FOR” Proposal 2.C which is approval of the proposed amendments to our Charter regarding the Maryland Business Combination Act and the Maryland Control Share Acquisition Act.

PROPOSAL 2.D - Amendment to Revise the Provisions Restricting Transfer and Ownership of Shares

In order to maintain the Company’s tax-preferred REIT qualification under the Code, (i) any five individuals, as defined under the Code, may not own 50% or more of the shares of the Company’s stock and (ii) the Company must have at least 100 stockholders, during specified periods of time. In addition, the Code imposes limitations on stock ownership by the Company, and its affiliates, of the Company’s tenants. To help assure that the Company meets these requirements and thereby preserve the value of the Company’s REIT qualification for all our stockholders, our Charter has included ownership and transfer restrictions for the Company’s stock since the time we were formed and first raised capital. Although we believe that no violation of the aforementioned stock ownership limitations for REITs under the Code has occurred under the current Charter, we also believe the proposed amendment to the ownership and transfer restrictions for our stock accord with practices that have evolved in the charters of REITs like the Company and will help to mitigate further any risk to the Company’s REIT qualification. Under the current Charter, the general ownership limit is set as 9.8% of our stock, and we are not proposing to amend that general limit. If adopted, this proposal would amend the ownership and transfer restrictions in Section 6.1.1 of Article VI of the Third Articles to state that after an automatic transfer of shares to a charitable trust has been made, to the extent a violation of certain transfer and ownership restrictions would nonetheless be continuing (for example, where the ownership of shares by a single charitable trust would violate the prohibition in the Charter on transfers that would result in our Company being closely held), shares will be transferred to a number of charitable trusts such that there is not a continuing violation of the transfer and ownership restrictions applicable for qualification as a REIT.

Summary of Specific Change

Addition of language to Section 6.1.1(b) regarding a transfer of shares to a number of charitable trusts so that there is not a continuing violation of the transfer and ownership restrictions applicable for qualification as a REIT.

Vote Required

Amendments to our Charter are approved through the affirmative vote of stockholders holding a majority of shares entitled to vote who are present in person or by proxy at the annual meeting, if a quorum is present. Votes are cast either in person or by proxy. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

Recommendation

A properly executed proxy marked “FOR” Proposal 2.D will be considered a vote in favor of the proposed amendments to our Charter regarding the transfer of shares to prevent continuing violations of the ownership restrictions for REIT qualification. A properly executed proxy marked “AGAINST” will be considered a vote against the proposed amendments to our Charter regarding the transfer of shares to prevent continuing violations of the ownership restrictions for REIT qualification.

Our board of directors unanimously recommends a vote “FOR” Proposal 2.D which is approval of the proposed amendments to our Charter regarding the transfer of shares to prevent continuing violations of the ownership restrictions for REIT qualification.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our board of directors has appointed CohnReznick to be our independent registered public accounting firm for the year ending December 31, 2014. A representative of CohnReznick is expected to be present at the annual meeting and will have an opportunity to make a statement if he so desires. The representative also will be available to respond to appropriate questions from the stockholders.

Although it is not required to do so, our board of directors is submitting the Audit Committee’s appointment of our independent registered public accounting firm for ratification by the stockholders at the annual meeting in order to ascertain the view of the stockholders regarding such appointment.

Relationship with Independent Registered Public Accounting Firm

Overview

Reznick Group, P.C. (“Reznick”), the predecessor of CohnReznick, our independent registered public accounting firm, entered into a business combination with J.H. Cohn LLP (“Cohn”). In connection with the business combination, Cohn legally changed its name to CohnReznick LLP (“CohnReznick”) and continues to be registered with the Public Company Accounting Oversight Board. On November 9, 2012, Reznick, who had served as our independent registered public accounting firm since our formation, resigned as our independent registered public accounting firm. The Audit Committee of our board of directors appointed CohnReznick as our independent registered public accounting firm effective November 9, 2012. During the year ended December 31, 2012, Reznick, and effective November 9, 2012, CohnReznick, served as our independent registered public accounting firm and provided certain tax and other services.

Reznick’s report on our financial statements for the fiscal year ended December 31, 2011 did not contain any adverse opinions or disclaimers of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2012 and 2011, there were (i) no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between us and Reznick on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Reznick would have caused Reznick to make reference thereto in its reports on our financial statements for such year, and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

During the fiscal years ended December 31, 2012 and 2011, neither we, nor anyone on our behalf, consulted Cohn regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to our financial statements, and no written report or oral advice was provided to us by Cohn that was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues; or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Audit Committee has engaged CohnReznick as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2014. The Audit Committee reserves the right, however, to select a new independent registered public accounting firm at any time in the future in its discretion if it deems such decision to be in the best interests of the Company and its stockholders. Any such decision would be disclosed to the stockholders in accordance with applicable securities laws.

A representative of CohnReznick is expected to be present at the annual meeting and will have an opportunity to make a statement if he so desires. The representative also will be available to respond to appropriate questions from the stockholders.

Pre-Approval Policies

The Audit Committee Charter imposes a duty on the Audit Committee to pre-approve all auditing services performed for the Company by our independent registered public accounting firm, as well as all permitted non-audit services (including the fees and terms thereof) in order to ensure that the provision of such services does not impair the independent registered public accounting firm’s independence. In determining whether or not to pre-approve services, the Audit Committee considers whether the service is permissible under applicable SEC rules. The Audit Committee may, in its discretion, delegate one or more of its members the authority to pre-approve any services to be performed by our independent registered public accounting firm, provided such pre-approval is presented to the full Audit Committee at its next scheduled meeting.

All services rendered by CohnReznick in the year ended December 31, 2013 were pre-approved in accordance with the policies set forth above.

Fees Paid to Independent Registered Public Accounting Firm

The Audit Committee reviewed the audit and non-audit services performed by Reznick and CohnReznick, as well as the fees charged by Reznick and CohnReznick for such services. In its review of the non-audit service fees, the Audit Committee considered whether the provision of such services is compatible with maintaining the independence of Reznick and CohnReznick. The aggregate fees billed to us for professional accounting services provided by Reznick and CohnReznick, including the audits of our annual financial statements, for the years ended December 31, 2013 and 2012, respectively, are set forth in the table below.

	2013	2012(1)
Audit Fees	$237,950	$234,040
Audit-Related Fees	41,300	48,338
Tax Fees	235,560	168,928
All Other Fees	-	-

Total	$514,810	$451,306

(1) As discussed above, effective November 9, 2012 Reznick resigned as our independent registered public accounting firm, and the Audit Committee of our board of directors appointed CohnReznick as our independent registered public accounting firm. Accordingly, the fees in this column represent fees billed to us for professional accounting services performed by Reznick until November 9, 2012 and by CohnReznick from November 9, 2012 through December 31, 2012, but such services were performed by essentially the same audit and tax team throughout 2012.

For purposes of the preceding table, the professional fees are classified as follows:

•

Audit Fees – These are fees for professional services performed for the audit of our annual financial statements and the required review of our quarterly financial statements and other procedures performed by the independent registered public accounting firm to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent registered public accounting firm in connection with statutory and regulatory filings or engagements, and services that generally only an independent registered public accounting firm reasonably can provide, such as services associated with filing registration statements, periodic reports and other filings with the SEC.

•	Audit-Related Fees – These are fees for assurance and related services that traditionally are performed by an independent registered public accounting firm, such as due diligence related to acquisitions and dispositions, audits related to acquisitions, attestation services that are not required by statute or regulation, internal control reviews and consultation concerning financial accounting and reporting standards.

•	Tax Fees – These are fees for all professional services performed by professional staff in our independent registered public accounting firm’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state and local issues. Such services may also include assistance with tax audits and appeals before the IRS and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.

•	All Other Fees – These are fees for other permissible work performed that do not meet one of the above-described categories.

Audit Committee Report

Pursuant to the Audit Committee Charter adopted by the board of directors of the Company, the Audit Committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by overseeing the independent registered public accounting firm, the audit and financial reporting process and the system of internal control over financial reporting that management has established and by reviewing the financial information to be provided to the Company’s stockholders and others. The Audit Committee is composed of two independent directors and met four times during the year ended December 31, 2013. Management of the Company has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. Membership on the Audit Committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. In addition, the independent registered public accounting firm devotes more time and has access to more information than does the Audit Committee. Accordingly, the Audit Committee’s role does not provide any special assurances with regard to the financial statements of the Company, nor does it involve a professional evaluation of the quality of the audits performed by the independent registered public accounting firm.

In this context, in fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements for the year ended December 31, 2013 in the Company’s Annual Report on Form 10-K with management, including a discussion of the quality and acceptability of the financial reporting and controls of the Company, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee discussed with the Company’s independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, its judgments as to the quality and acceptability of the financial and such other matters as are required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board (PCAOB). The Audit Committee also received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. In addition, the Audit Committee considered the compatibility of non-audit services provided by the independent registered public accounting firm with such firm’s independence.

The Audit Committee discussed with the independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets periodically with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations and the overall quality of the financial reporting of the Company.

In reliance on these reviews and discussions, the Audit Committee recommended to our board of directors that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC. Our board of directors subsequently accepted the Audit Committee’s recommendation and approved the Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

Harold “Skip” Perry (Chairman)

Timothy S. Morris

March 20, 2014

The preceding Audit Committee Report to stockholders is not “soliciting material” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Vote Required

The affirmative vote of a majority of votes cast on the proposal at the annual meeting, if a quorum is present, will be required to approve this proposal. Votes are cast either in person or by proxy. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote. In the event this matter is not ratified by our stockholders, the Audit Committee will reconsider whether or not to retain our independent registered public accounting firm at its next scheduled meeting.

Recommendation

Our board of directors unanimously recommends a vote “FOR” ratification of the appointment of CohnReznick as our independent registered public accounting firm for the year ending December 31, 2014.

PROPOSAL 4

ADJOURNMENT OF THE ANNUAL MEETING

At the annual meeting, you and other stockholders will also vote to approve an adjournment of the annual meeting, including, if necessary, to solicit additional proxies in favor of Proposals 2.A, 2.B, 2.C and 2.D if there are not sufficient votes for these proposals.

Vote Required

The affirmative vote of a majority of votes cast on the proposal at the annual meeting, if a quorum is present, will be required to approve this proposal. Votes are cast either in person or by proxy. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

Recommendation

Our board of directors unanimously recommends a vote “FOR” this proposal to adjourn the meeting, if necessary.

STOCKHOLDER PROPOSALS

Any proposal by a stockholder for inclusion in proxy solicitation materials for the next annual meeting of stockholders must be received by our Assistant Secretary, Paula Mathews, at our offices no later than June 16, 2015 and must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. If a stockholder desires to present a proposal at the 2015 annual meeting, whether or not the proposal is intended to be included in the 2015 proxy materials, our bylaws require that the stockholder give advance written notice to our Assistant Secretary, Paula Mathews, no earlier than May 21, 2015 and no later than June 16, 2015. However, as provided in our bylaws, in the event that the date of the date of mailing of the notice for the 2015 annual meeting is advanced by more than 30 days from the first anniversary of the date of mailing of the notice for this year’s annual meeting, notice for a stockholder proposal must be delivered not earlier than the 120th day prior to the date of mailing of the notice for the 2015 annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for the 2015 annual meeting or the 10th day following the day on which disclosure of the date of mailing of the notice for the 2015 annual meeting is first made. We believe it is likely that the date of the date of mailing of the notice for the 2015 annual meeting will be advanced by more than 30 days from the date of the mailing of this year’s notice (September 16, 2014), and therefore, we will likely include in one of our Forms 10-Q the date of mailing of the notice for the 2015 annual meeting prior to such mailing and as provided in our bylaws, stockholder proposals for the 2015 annual meeting will be due the 10th day following the day on which disclosure is first made in one of our Forms 10-Q of the date of mailing of the notice for the 2015 annual meeting. Stockholders desiring to submit a proposal are advised to examine the Company’s bylaws, as they contain additional submission requirements.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of our board of directors or, in the absence of such a recommendation, in accordance with the discretion of the proxy holder.

SMARTSTOP SELF STORAGE, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD

NOVEMBER 10, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please vote by November 9, 2014

The undersigned stockholder of SmartStop Self Storage, Inc., a Maryland corporation, hereby appoints Paula Mathews, as a proxy, for the undersigned with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of SmartStop Self Storage, Inc. to be held on November 10, 2014 at 10:30 A.M. (EST), at the Waldorf Astoria New York, 301 Park Avenue, New York, New York 10022, and any and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

This proxy is solicited on behalf of the SmartStop Self Storage, Inc. Board of Directors. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting, including matters incident to its conduct.

When properly executed, this proxy will be voted as specified by the undersigned stockholder. If no voting instruction is given as to any item, this proxy will be voted “FOR ALL” the nominees named in Item 1, “FOR” Items 2.A, 2.B, 2.C and 2.D relating to the amendments to our Charter, “FOR” Item 3 and “FOR” Item 4.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” THE NOMINEES NAMED IN ITEM 1, “FOR” ITEMS 2.A., 2.B, 2.C AND 2.D RELATING TO THE AMENDMENTS TO OUR CHARTER, “FOR” ITEM 3 AND “FOR” ITEM 4. IF NO SPECIFICATION IS MADE, SUCH PROXY WILL BE VOTED IN ACCORDANCE WITH THESE RECOMMENDATIONS.

1.	For the election of H. Michael Schwartz, Harold “Skip” Perry and Timothy S. Morris to serve as directors until the Annual Meeting of Stockholders of SmartStop Self Storage, Inc. to be held in the year 2015 and until their successors are elected and qualified.

☐ H. Michael Schwartz	☐ Harold “Skip” Perry	☐ Timothy S. Morris

☐ For All Nominees	☐ Withhold All	☐ For all Except*

*Exceptions

To withhold authority to vote for any individual nominee, mark the “For All Except” box and write that nominee’s name in the space provided.

2.	To Approve the following proposals to amend the Charter:

A.	For approval of proposed amendments to the Charter removing the limitations required by the NASAA REIT Guidelines.

☐ For	☐ Against	☐ Abstain

B.	For approval of proposed amendments to the Charter to make revisions to enable the declaration and payment of a dividend of one class of stock to the holders of another class of stock.

☐ For	☐ Against	☐ Abstain

C.	For approval of proposed amendments to the Charter removing provisions regarding the Maryland Business Combination Act and the Maryland Control Share Acquisition Act.

☐ For	☐ Against	☐ Abstain

D.	For approval of proposed amendments to the Charter to make revisions to enable the transfer of shares to prevent the possibility of a continuing violation of the ownership restrictions for REIT qualification.

☐ For	☐ Against	☐ Abstain

3.	For ratification of the appointment of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

☐ For	☐ Against	☐ Abstain

4.	To Approve as adjournment of the Annual Meeting to solicit additional proxies, if necessary.

☐ For	☐ Against	☐ Abstain

SIGN, DATE AND RETURN:

Note: Signature(s) should agree with the name(s) printed herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date: / /2014
If the stock is jointly owned, both parties must sign.
Date: / /2014

YOUR VOTE IS IMPORTANT!

You can authorize the proxies to cast your vote and otherwise represent you at the Annual Meeting in one of three ways:

MAIL: Return the completed proxy card in the accompanying self-addressed postage-paid return envelope. Completed proxy cards must be received by November 9, 2014.

INTERNET: You may vote online at www.2voteproxy.com/sstop until November 9, 2014 at 11:59 p.m. (EST).

TELEPHONE: You may vote via telephone at 1-800-830-3542 until November 9, 2014 at 11:59 p.m. (EST).

Important notice regarding the availability of proxy materials for the SmartStop Self Storage, Inc. Annual Meeting of Stockholders to be held on November 10, 2014. The annual Report and Proxy Statement for this meeting are available at www.2voteproxy.com/sstop

SMARTSTOP SELF
STORAGE, INC.	P.O. BOX 55046 BOSTON, MA 02205-5046
Your Vote is Important!
Vote by Internet

Please go to the electronic voting site at www.eproxy.com/sstop. Follow the on-line instructions. If you vote by internet, you do not have to return your paper ballot. Vote by Internet deadline November 9, 2014 at 11:59 p.m. (EST)

Vote by Phone

Please call us toll free at 1-866-977-7699, and follow the instructions provided. If you vote by telephone, you do not have to return your paper ballot. Vote by Telephone deadline November 9, 2014 at 11:59 p.m. (EST)

Vote by Mail
Please complete, sign and date this form. Fold and return your entire ballot in the enclosed postage-paid return envelope. Completed proxy cards must be received by November 9, 2014

If Voting by Mail Remember to sign and date ballot below. Please ensure the address to the right shows through the ▶ window of the enclosed postage-paid return envelope.		PROXY TABULATOR P.O. BOX 55046 BOSTON, MA 02205-9836

SMARTSTOP SELF STORAGE, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 10, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please vote by November 9, 2014

The undersigned stockholder of SmartStop Self Storage, Inc., a Maryland corporation, hereby appoints Michael S. McClure and Paula Mathews, and each of them as proxies, for the undersigned with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of SmartStop Self Storage, Inc. to be held on November 10, 2014 at 10:30 A.M. (EST), at the Waldorf Astoria New York, 301 Park Avenue, New York, New York 10022, and any and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

This proxy is solicited on behalf of the SmartStop Self Storage, Inc. Board of Directors. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting, including matters incident to its conduct.

When properly executed, this proxy will be voted as specified by the undersigned stockholder. If no voting instruction is given as to any item, this proxy will be voted “FOR ALL” the nominees in Item 1, “FOR” Items 2.A, 2.B, 2.C and 2.D relating to the amendments to our Charter, “FOR” Item 3 and “FOR” Item 4.

Important notice regarding the availability of proxy materials for the SmartStop Self Storage, Inc. Annual Meeting of Stockholders to be held on November 10, 2014. The Proxy Statement for this meeting is available at: http://www.eproxy.com/sstop.

Signature(s)

Note: Signature(s) should agree with the name(s) printed herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If the stock is jointly owned, both parties must sign.

▶	Date:
Signature(s)
Date

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” THE NOMINEES NAMED IN ITEM 1, “FOR” ITEM 2.A, 2.B, 2.C AND 2.D RELATING TO THE AMENDMENT AND RESTATEMENT OF OUR CHARTER, “FOR” ITEM 3 AND “FOR” ITEM 4. IF NO SPECIFICATION IS MADE, SUCH PROXY WILL BE VOTED IN ACCORDANCE WITH THESE RECOMMENDATIONS.

Please mark box(es) as shown in this example.	X

				FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT*
1.	For the election of H. Michael Schwartz, Harold “Skip” Perry and Timothy S. Morris to serve as directors until the Annual Meeting of Stockholders of SmartStop Self Storage, Inc. to be held in the year 2015 and until their successors are elected and qualified.		1	☐	☐	☐
*ToWithhold authority to vote for any individual Nominee(s) write the number(s) of the nominee(s) in the box below.

				FOR	AGAINST	ABSTAIN
2.	To Approve the following proposals to amend the Charter:

	A.	For approval of proposed amendments to the Charter removing certain NASAA-Mandated Limitations.	2A	☐	☐	☐

	B.	For approval of proposed amendments to the Charter to make revisions to enable the declaration and payment of a dividend of one class of stock to the holders of another class of stock.	2B	☐	☐	☐

	C.	For approval of proposed amendments to the Charter removing provisions regarding the Maryland Business Combination Act and the Maryland Control Share Acquisition Act.	2C	☐	☐	☐

	D.	For approval of proposed amendment to the Charter to make revisions to enable the transfer of shares to prevent the possibility of a continuing violation of the ownership restrictions for REIT qualification.	2D	☐	☐	☐

3.	For ratification of the appointment of CohnReznick LLP as our independent registered public accounting firm for the year ending December 31, 2014.		3	☐	☐	☐

4.	To Approve an adjournment of the Annual Meeting to solicit additional proxies if necessary.		4	☐	☐	☐